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Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of February 13, 2004

among

COPANO PIPELINES GROUP, L.L.C.,
COPANO FIELD SERVICES/COPANO BAY, L.P.,
COPANO FIELD SERVICES/AGUA DULCE, L.P.,
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.,
COPANO FIELD SERVICES/UPPER GULF COAST, L.P.,
COPANO FIELD SERVICES/LIVE OAK, L.P.
COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P.
COPANO PIPELINES/SOUTH TEXAS, L.P.,
COPANO PIPELINES/UPPER GULF COAST, L.P.,
COPANO PIPELINES/HEBBRONVILLE, L.P., and
COPANO ENERGY SERVICES/UPPER GULF COAST, L.P.,
as the Borrowers,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,
as the Lenders,

and

FLEET NATIONAL BANK,
as Issuer and as Administrative Agent for the Lenders,

and

U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent

and

BANK OF SCOTLAND,
as Senior Managing Agent

and

FLEET SECURITIES, INC.,
as Exclusive Book Runner and Lead Arranger

i

v

SCHEDULE I	—	Disclosure Schedule
SCHEDULE II	—	Lender Percentages and Commitments
SCHEDULE III	—	Consents and Approvals
SCHEDULE IV	—	Organizational Chart (CPG)
SCHEDULE V	—	Notice Information
EXHIBIT A	—	Form of Amended and Restated Note
EXHIBIT B	—	[intentionally omitted]
EXHIBIT C	—	Form of Borrowing Request
EXHIBIT D	—	Form of Continuation/Conversion Notice
EXHIBIT E	—	Form of Lender Assignment Agreement
EXHIBIT F	—	Form of Opinion of Andrews Kurth LLP, Special New York and Texas Counsel to the Obligors
EXHIBIT G	—	Form of Pledge Agreement
EXHIBIT H	—	Form of Security Agreement
EXHIBIT I-1	—	Form of Mortgage (First Amendment)
EXHIBIT I-2	—	Form of Mortgage (Second Amended and Restated)
EXHIBIT J	—	Form of Guaranty
EXHIBIT K	—	Risk Management Policies

AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 13, 2004, is by and among COPANO PIPELINES GROUP, L.L.C. ("CPG"), a Delaware limited liability company, COPANO FIELD SERVICES/COPANO BAY, L.P. ("CFS Copano Bay"), a Texas limited partnership acting by and through Copano Field Services, L.L.C., its General Partner, COPANO FIELD SERVICES/AGUA DULCE, L.P. ("CFS Agua Dulce"), a Texas limited partnership acting by and through Copano Field Services, L.L.C., its General Partner, COPANO FIELD SERVICES/SOUTH TEXAS, L.P. ("CFS South Texas"), a Texas limited partnership acting by and through Copano Field Services, L.L.C., its General Partner, COPANO FIELD SERVICES/UPPER GULF COAST, L.P. ("CFS Upper Gulf Coast"), a Texas limited partnership, acting by and through Copano Field Services, L.L.C., its General Partner, COPANO FIELD SERVICES/LIVE OAK, L.P. ("CFS Live Oak"), a Texas limited partnership acting by and through Copano Field Services, L.L.C., its General Partner, COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P. ("CFS Central Gulf Coast"), a Texas limited partnership acting by and through Copano Field Services/Central Gulf Coast (Texas), L.L.C., its General Partner, COPANO PIPELINES/SOUTH TEXAS, L.P. ("CP South Texas"), a Texas limited partnership acting by and through Copano Pipelines, L.L.C., its General Partner, COPANO PIPELINES/UPPER GULF COAST, L.P. ("CP Upper Gulf Coast"), a Texas limited partnership acting by and through Copano Pipelines, L.L.C., its General Partner, COPANO PIPELINES/HEBBRONVILLE, L.P. ("CP Hebbronville"), a Texas limited partnership acting by and through Copano Pipelines, L.L.C., its General Partner, and COPANO ENERGY SERVICES/UPPER GULF COAST, L.P. ("CES Upper Gulf Coast"), a Texas limited partnership acting by and through Copano Energy Services, L.L.C., its General Partner (CPG, CFS Copano Bay, CFS Agua Dulce, CFS South Texas, CFS Upper Gulf Coast, CFS Live Oak, CFS Central Gulf Coast, CP South Texas, CP Upper Gulf Coast, CP Hebbronville and CES Upper Gulf Coast, each individually a "Borrower" and collectively the "Borrowers"), the various financial institutions as are or may become parties hereto (each individually a "Lender" and collectively, the "Lenders"), FLEET NATIONAL BANK, as administrative agent for the Lenders (in such capacity, together with any successors or assigns thereto, the "Administrative Agent") and as letter of credit issuing bank (in such capacity, together with any successors or assigns thereto, the "Issuer"), U.S. BANK NATIONAL ASSOCIATION, as syndication agent for the Lenders (the "Syndication Agent"), BANK OF SCOTLAND, as senior managing agent for the Lenders (the "Senior Managing Agent"), and FLEET SECURITIES, INC., as the exclusive book runner and lead arranger (the "Arranger").

W I T N E S S E T H:

        WHEREAS, the Borrowers (other than CFS Live Oak and CFS Central Gulf Coast) have heretofore entered into that certain Credit Agreement, dated as of November 27, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of November 14, 2002, as further amended by that certain Second Amendment to Credit Agreement dated as of August 22, 2003 (as so amended, the "Existing Credit Agreement"), by and among such Borrowers, the commercial lending institutions parties thereto (the "Existing Lenders"), Fleet National Bank, as administrative agent, Union Bank of California, N.A., as documentation agent, Fortis Capital Corp., as syndication agent, and Fleet Securities, Inc., as exclusive book runner and lead arranger, pursuant to which such Borrowers has obtained commitments from the Lenders pursuant to which loans were made from time to time prior to the commitment termination date provided therein in an aggregate principal amount not to exceed $27,500,000;

        WHEREAS, pursuant to the Existing Credit Agreement, such Borrowers and the other "Obligors" as defined in the Existing Credit Agreement (collectively, the "Grantors") have entered into mortgages, security agreements, pledges, guarantees and other security documents (collectively, the "Existing Security Documents") under which the Grantors (a) have granted Liens to the Administrative Agent for the benefit of the Existing Lenders on substantially all of the properties and assets of the Grantors to secure the payment and performance of the Obligations (as defined in the Existing Credit Agreement) and (b) are guaranteeing the Obligations (as defined in the Existing Credit Agreement);

        WHEREAS, the indebtedness of such Borrowers to the Existing Lenders is evidenced by certain promissory notes of such Borrowers (collectively, the "Existing Notes") and is secured by the Existing Security Documents (the Existing Credit Agreement, the Existing Notes, the Existing Security Documents and the various related agreements, documents and instruments are referred to collectively as the "Existing Credit Documents");

        WHEREAS, the Borrowers desire to amend and restate the Existing Credit Agreement in order to, among other things, (a) increase the Commitments from the Lenders pursuant to which Loans will be made by the Lenders to the Borrowers (which Loans shall be used, among other things, in order to extend, renew and continue the Existing Notes and the corresponding loans under the Existing Credit Agreement (which Existing Notes and corresponding loans on the date hereof are in a principal amount equal to $27,500,000)), (b) provide for Commitments from the Issuer and the Lenders pursuant to which Letters of Credit will be issued by the Issuer under the several responsibilities of the Lenders for the account of the Borrowers from time to time prior to the applicable Commitment Termination Dates for such Commitments, (c) provide for the addition of CFS Live Oak and CFS Central Gulf Coast as additional Borrowers, and (d) otherwise amend and modify various terms and provisions of the Existing Credit Agreement, including without limitation the extension of the maturity date thereunder;

        WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate the Existing Credit Agreement and to extend such increased Commitments and make such Loans to the Borrowers (which Loans shall be used, among other things, in order to extend, renew and continue the Existing Notes and the corresponding loans under the Existing Credit Agreement), and to issue and participate in such Letters of Credit for the account of the Borrowers, and to provide for such additional Borrowers and to otherwise amend and modify the Existing Credit Agreement;

        WHEREAS, the proceeds of such Loans and Letters of Credit will be used

          (a)   on the date hereof, (i) to extend, renew and continue the Indebtedness outstanding under the Existing Credit Agreement and the Existing Credit Documents as Loans hereunder, (ii) for the payment of fees and expenses relating to the negotiation, execution and delivery of this Agreement and the other Loan Documents, and (iii) to enable CPG to acquire, for the purchase price of $19,246,381, all of the partnership interests in CFS Central Gulf Coast (together with all of its Assets including the

  Gathering System Assets) (the "Acquisition"), which purchase price shall be used by Copano Houston Central, L.L.C., to retire a portion of the Tejas Subordinated Debt, and to repay the obligations under the CHC Credit Agreement and the "Loan Documents" defined therein; and

          (b)   following the date hereof, (i) for general corporate purposes, including for purposes of working capital, capital expenditures and acquisitions to the extent permitted in the Loan Documents; and

        WHEREAS, the parties hereto have agreed that it is in their respective best interests to enter into this Agreement to extend, renew and continue, but not to extinguish, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish, the Existing Credit Agreement.

        NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1.    Defined Terms.    The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Acquired Interests" means all of the partnership interests in CFS Central Gulf Coast.

        "Acquisition" is defined in the sixth recital.

        "Acquisition Assets" means the Gathering System Assets.

        "Acquisition Documents" means (a) the Assignment of Interests dated the date hereof transferring partnership interests of CFS Central Gulf Coast and the membership interests of CFS (Texas), LLC (the "Central Gulf Coast Interests"), by CHC to Copano Energy, L.L.C., (ii) the Assignment of Interests dated the date hereof transferring the Central Gulf Coast Interests by Copano Energy, L.L.C., to Copano Holdings, and (iii) the Assignment of Interests dated the date hereof transferring the Central Gulf Coast Interests by Copano Holdings to CPG.

        "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

(a) to vote ten percent (10%) or more of those securities (on a fully diluted basis) that have the power to vote for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent" means, individually, any of the Administrative Agent or the Syndication Agent or the Senior Managing Agent; and "Agents" means, collectively, all of them.

        "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by the Administrative Agent at its Domestic Office as its base rate for Dollar loans; and (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50%. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

        "Applicable Margin" means, on any date, with respect to any Loan which is a Base Rate Loan or LIBO Rate Loan, or with respect to any Letter of Credit then outstanding, as applicable, the applicable per annum percentage set forth below based on the CPG Ratio of Senior Debt to EBITDA at the end of the most recent Fiscal Quarter for which compliance has been certified as described below:

CPG Ratio of Senior Debt to EBITDA	Base Rate Loans	LIBO Rate Loans	Letters of Credit
greater than or equal to 3.00	1.50%	3.00%	3.00%
less than 3.00 but greater than or equal to 2.50	1.00%	2.50%	2.50%
less than 2.50 but greater than or equal to 2.00	0.50%	2.00%	2.00%
less than 2.00	0.00%	1.50%	1.50%

Changes in the Applicable Margin resulting from changes in the CPG Ratio of Senior Debt to EBITDA will occur on the first Business Day of the month immediately following the date that the Administrative Agent has received a compliance certificate delivered by CPG pursuant to Section 7.1.1(c) demonstrating that the CPG Ratio of Senior Debt to EBITDA has changed; provided that if CPG fails to deliver any such compliance certificate within the time period required in Section 7.1.1(c), then the CPG Ratio of Senior Debt to EBITDA shall, as of the date such compliance certificate should have been delivered to the Administrative Agent, be deemed to be greater than 3.00.

        "Approvals to be Obtained" is defined in Section 5.1.4.

        "Arranger" is defined in the preamble.

        "Asset" means, as to any Person and its Subsidiaries, all of such Person's and its Subsidiaries' properties of any kind, name or nature, real or personal, tangible or intangible, legal or equitable, whether now owned or hereafter acquired, including money, stock, contract rights, franchises, value as a going concern, causes of action, undivided fractional ownership interests, intellectual property rights, and anything of any value which can be made available for, or may be appropriated to, the payment of debts.

        "Assignee Lender" is defined in Section 10.11.1.

        "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

        "Bankruptcy Code" is defined in Section 10.22(b).

        "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "Borrower" and "Borrowers" are defined in the preamble.

        "Borrowing" means each extension of credit made by the Lenders or the Issuer by way of Loans of the same type, having the same Interest Period made by the same Lenders on the same Business Day pursuant to the same Borrowing Request or pursuant to the same Letter of Credit.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrowers, substantially in the form of Exhibit C hereto.

        "Business Day" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, Boston, Massachusetts and Houston, Texas; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

        "Capital Expenditures" means, for any period and with respect to any Person, the sum of (a) the aggregate amount of all expenditures of such Person and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures plus (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

        "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Cash Collateral" means currency issued by the United States and Cash Equivalent Investments, which have been pledged and deposited with or delivered to the Administrative Agent, for the benefit of the Lender Parties, as collateral for the Letter of Credit Liabilities or the Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the Lender Parties).

        "Cash Equivalent Investment" means, at any time: (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government or by the government of a State of the United States; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by a Person (other than an Affiliate of any Borrower or any other Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc.; (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and with a credit rating of at least A by Standard & Poor's Corporation on its or its holding company's senior unsecured long term debt, (ii) or any Lender; (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) (i) which is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and (ii) has a market value at the time such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or (e) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, and in an amount of less than $100,000, which is issued by a financial institution that is insured by the Federal Deposit Insurance Corporation.

        "Casualty Event" means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or Asset of any Borrower or any of its Subsidiaries having a fair market value in excess of $500,000.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

        "CES Upper Gulf Coast" is defined in the preamble and includes its permitted successors and assigns.

        "CES General Partner" means Copano Energy Services, L.L.C., a Texas limited liability company.

        "CFS Agua Dulce" is defined in the preamble and includes its permitted successors and assigns.

        "CFS Central Gulf Coast" is defined in the preamble and includes its permitted successors and assigns.

        "CFS Copano Bay" is defined in the preamble and includes its permitted successors and assigns.

        "CFS General Partner" means Copano Field Services, L.L.C., a Texas limited liability company.

        "CFS Live Oak" is defined in the preamble and includes its permitted successors and assigns.

        "CFS South Texas" is defined in the preamble and includes its permitted successors and assigns.

        "CFS (Texas) LLC" means Copano Field Services/Central Gulf Coast (Texas), L.L.C., a Texas limited liability company, and includes its permitted successors and assigns.

        "CFS Upper Gulf Coast" is defined in the preamble and includes its permitted successors and assigns.

        "Change in Control" means, (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty-five percent (35%), on a fully diluted basis, or more of the membership, partnership or other equity interests of Copano Holdings or any Borrower (excluding (i) acquisitions of membership, partnership or other equity interests by any EnCap Entities or any CSFB Entities or any of their respective Affiliates, and (ii) any other acquisitions permitted pursuant to this definition); (b) the failure of Copano Holdings to directly or indirectly own, free and clear of all Liens or other encumbrances (other than Liens permitted pursuant to Section 7.2.3), at least one hundred percent (100%) of the membership interests of CPG on a fully diluted basis; (c) the failure of CPG to directly own, free and clear of all Liens or other encumbrances (other than Liens permitted pursuant to Section 7.2.3), all of the limited partnership interests of all the Copano Operating Entities or all of the stock of Copano General Partners, Inc., a Delaware corporation, in each case on a fully diluted basis; (d) the failure of the CFS General Partner, the CP General Partner, the CES General Partner or CFS (Texas) LLC to own, free and clear of all Liens or other encumbrances (other than Liens permitted pursuant to Section 7.2.3), at least one hundred percent (100%) of the general partnership interests of (i) in the case of the CFS General Partner, CFS Copano Bay, CFS Agua Dulce, CFS South Texas, CFS Live Oak and CFS Upper Gulf Coast, (ii) in the case of the

CP General Partner, CP South Texas, CP Upper Gulf Coast, and CP Hebbronville, (iii) in the case of the CES General Partner, CES Upper Gulf Coast, and (iv) in the case of CFS (Texas) LLC, CFS Central Gulf Coast; (e) any or all of the EnCap Entities and the CSFB Entities sell, convey, transfer, pledge or otherwise dispose of more than thirty-five percent (35%), on a fully diluted basis, of the outstanding membership or other equity interests of Copano Holdings, other than such sales, conveyances, transfers, pledges or other dispositions of such equity interests to any EnCap Entity or any CSFB Entity or any of their respective Affiliates; provided, however, that sales, conveyances, transfers, pledges or other dispositions to any Person (other than any EnCap Entity or any CSFB Entity or any of their respective Affiliates) of any voting rights with respect to the right, directly or indirectly, to designate or elect or vote on management of Copano Holdings in respect of any such membership or equity interests of Copano Holdings shall not be made without the consent of the Required Lenders; (f) John R. Eckel, Jr., the EnCap Entities and the CSFB Entities or their respective Affiliates fail to collectively own, free and clear of all Liens or other encumbrances (other than Liens permitted pursuant to Section 7.2.3), at least fifty-one percent (51%) of the membership interests of Copano Holdings on a fully diluted basis; or (g) the failure of Copano General Partners, Inc., a Delaware corporation, to own all of the membership interests of the CFS General Partner, the CP General Partner, the CES General Partner and CFS (Texas) LLC.

        "CHC" means Copano Houston Central, L.L.C., a Delaware limited liability company.

        "CHC Credit Agreement" means that certain Credit Agreement, dated as of November 27, 2001, as amended to the Effective Date, among CHC, Copano Field Services/Central Gulf Coast, L.P., Copano NGL Services, L.P., and Copano Processing, L.P., as the borrowers, the various financial institutions as are or may become parties thereto as lenders, Fleet National Bank, as administrative agent for the Lenders and as letter of credit issuing bank, Union Bank of California, N.A., as documentation agent, Fortis Capital Corp., as syndication agent, and Fleet National Bank, as exclusive book runner and lead arranger.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral Property" means any "Collateral" or "Mortgaged Property" as defined in any Security Document.

        "Collateral Sharing Agreement" means that certain Collateral Sharing Agreement dated as of November 27, 2001, by and among Fleet National Bank, as the "Combined Administrative Agent" thereunder, the Administrative Agent, the "Administrative Agent" under the CHC Credit Agreement, and the "Combined Lender Parties" identified therein.

        "Commitment" means, as the context may require, a Lender's Loan Commitment or Letter of Credit Commitment.

        "Commitment Amount" means, as the context may require, the Loan Commitment Amount or the Letter of Credit Commitment Amount or the Total Commitment Amount.

        "Commitment Fee Rate" means, on any date, the applicable per annum percentage set forth below based on the CPG Ratio of Senior Debt to EBITDA at the end of the most recent Fiscal Quarter for which compliance has been certified as required below:

CPG Ratio of Senior Debt to EBITDA	Commitment Fee Rate
greater than or equal to 3.00	0.500%
less than 3.00 but greater than or equal to 2.50	0.500%
less than 2.50 but greater than or equal to 2.00	0.375%
less than 2.00	0.375%

Changes in the Commitment Fee Rate resulting from changes in the CPG Ratio of Senior Debt to EBITDA will occur on the first Business Day of the month immediately following the date that the Administrative Agent has received a compliance certificate delivered by CPG pursuant to Section 7.1.1(c) demonstrating that the CPG Ratio of Senior Debt to EBITDA has changed; provided that if CPG fails to deliver any such compliance certificate within the time period required in Section 7.1.1(c), then the CPG Ratio of Senior Debt to EBITDA shall, as of the date such compliance certificate should have been delivered to the Administrative Agent, be deemed to be greater than 3.00.

        "Commitment Termination Date" means, as the context may require, either the Loan Commitment Termination Date or the Letter of Credit Commitment Termination Date.

        "Commitment Termination Event" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower or any Obligor or any Subsidiary of any Borrower; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

        "Commitment Letter" is defined in Section 2.8.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit D hereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control, which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Copano Accounts" means the "Collateral Accounts" as defined in the Security Agreements; and "Copano Account" means any one of them.

        "Copano Holdings" means Copano Energy Holdings, L.L.C., a Delaware limited liability company, and includes its permitted successors and assigns.

        "Copano Operating Entities" means CFS Copano Bay, CFS Agua Dulce, CFS South Texas, CFS Upper Gulf Coast, CFS Live Oak, CFS Central Gulf Coast, CP South Texas, CP Hebbronville, CP Upper Gulf Coast and CES Upper Gulf Coast.

        "CP General Partner" means Copano Pipelines, L.L.C., a Texas limited liability company, and includes its permitted successors and assigns.

        "CP Hebbronville" is defined in the preamble and includes its permitted successors and assigns.

        "CP South Texas" is defined in the preamble and includes its permitted successors and assigns.

        "CP Upper Gulf Coast" is defined in the preamble and includes its permitted successors and assigns.

        "CPG" is defined in the preamble and includes its permitted successors and assigns.

        "CPG EBITDA" means, at the end of any Fiscal Quarter, the EBITDA of CPG and its Subsidiaries on a consolidated basis, calculated for such Fiscal Quarter and the immediately three preceding Fiscal Quarters.

        "CPG Ratio of Senior Debt to EBITDA" means, at the end of any Fiscal Quarter, the ratio of (a) the CPG Senior Debt at the end of such Fiscal Quarter to (b) CPG EBITDA; provided, however, that, solely for purposes of calculating the CPG Ratio of Senior Debt to EBITDA, without duplication, the outstanding level of CPG Senior Debt at the end of each Fiscal Quarter shall be reduced by the amount of principal required to be prepaid pursuant to Section 3.1 for such Fiscal Quarter or otherwise prepaid prior to the date the compliance certificate required by Section 7.1.1(c) is due.

        "CPG Ratio of Total Debt to EBITDA" means, at the end of any Fiscal Quarter, the ratio of (a) the CPG Total Debt at the end of such Fiscal Quarter to (b) CPG EBITDA; provided, however, that, solely for purposes of calculating the CPG Ratio of Total Debt to EBITDA, without duplication, the outstanding level of CPG Total Debt at the end of each Fiscal Quarter shall be reduced by the amount of principal required to be prepaid pursuant to Section 3.1 for such Fiscal Quarter or otherwise prepaid prior to the date the compliance certificate required by Section 7.1.1(c) is due.

        "CPG Senior Debt" means all Indebtedness of CPG and its Subsidiaries (excluding Subordinated Debt).

        "CPG Total Debt" means all Indebtedness of CPG and its Subsidiaries (including Subordinated Debt).

        "CSFB Entities" means, collectively, DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., DLJ Offshore Partners, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ MB Partners III, Donaldson, Lufkin & Jenrette Securities Corporation, GmbH & Co. KG, CEH Holdco, Inc. and CEH Holdco II, Inc.

        "Debt Placement" means the incurrence of Indebtedness by the Borrowers permitted pursuant to Section 7.2.2(h).

        "Debt Placement Documents" means the various documents or agreements relating to a Debt Placement.

        "Default" means any Event of Default or any condition, occurrence or event, which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Administrative Agent and the Required Lenders.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans or its participation in Letters of Credit.

        "EBITDA" means, for any Person, for any period of determination thereof, the sum, without duplication, of the amounts for such period of net income plus Total Interest Expense, plus depreciation, depletion and amortization expense, plus federal and state income taxes, plus other non-cash charges and expenses deducted from revenues in determining net income, all as determined on a consolidated basis for such Person and its Subsidiaries plus non-recurring losses or expenses deducted from revenues in determining net income (including refinancing costs and extraordinary items) minus non-recurring gains (including extraordinary items), together with adjustments acceptable to and approved by the Administrative Agent in its reasonable discretion.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

        "EnCap Entities" means, collectively, EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition Fund III-B, Inc., and BOCP Energy Partners, L.P.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) and other Governmental Rules relating to public health, safety and protection of the environment and land use matters.

        "Equity Placement" means the issuance of equity securities by Copano Holdings or any Borrower (other than proceeds from equity securities, including options, warrants or other convertible securities, of any Borrower issued to officers, employees, directors, consultants and certain other qualified persons of Copano Holdings or any Borrower or any of their Affiliates pursuant to option plans or other similar plans or agreements adopted by Copano Holdings or such Borrower or their Affiliates); provided, however, that the definition of "Equity Placement" shall not include (i) the issuance of any equity securities by Copano Holdings to the extent that the Net Proceeds of such issuance are funded to the Borrowers by way of capital contributions for the purpose of making Capital Expenditures of the Borrowers permitted under the Loan Documents or (ii) the issuance of equity securities by Copano Holdings to the extent that such equity securities are issued to a Person who is a holder of equity interests in Copano Holdings as of the Effective Date or an Affiliate of such Person.

        "Equity Placement Documents" means the various documents or agreements relating to an Equity Placement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Existing Credit Agreement" is defined in the first recital.

        "Existing Credit Documents" is defined in the third recital.

        "Existing Lenders" is defined in the first recital.

        "Existing Notes" is defined in the third recital.

        "Existing Security Documents" is defined in the second recital.

        "Exiting Lenders" is defined in Section 10.12.

        "Event of Default" is defined in Section 8.1.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

        "Fee Letter" means that Fee Letter dated as of February 13, 2004, between CPG, the Administrative Agent and the Arranger, as the same may be amended, supplemented, restated or otherwise modified from time to time.

        "First Purchaser Lien" means a Lien as so defined in Texas Bus. & Com. Code Section 9.343 or any comparable law, unless a letter of credit in form and substance acceptable to the Administrative Agent secures payment of all amounts secured by such First Purchaser Lien.

        "Fiscal Quarter" means any quarter of a Fiscal Year ending on the last day of March, June, September or December.

        "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2001 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

        "Fleet" means Fleet National Bank, a national banking institution.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fraudulent Conveyance" is defined in Section 10.22(b).

        "GAAP" is defined in Section 1.4.

        "Gathering System Assets" means the "Gathering System Assets", as defined in the Purchase and Sale Agreement, and owned by CFS Central Gulf Coast.

        "Governmental Approval" means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with; (b) any required notice to; (c) any declaration of or with; or (d) any registration by or with, any Governmental Authority.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions.

        "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

        "Guarantor" means any Person who delivers a Guaranty pursuant to the Loan Documents.

        "Guaranty" means any guaranty from any Person delivered pursuant to the Loan Documents, substantially in the form of Exhibit J or in such other form as acceptable to the Administrative Agent.

        "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "Hedge Agreements" means (a) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect any Borrower against fluctuations in interest rates or currency exchange rates; and (b) all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price arrangements and all other agreements or arrangements designed to protect any Borrower against fluctuations in commodity prices.

        "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedge Agreements.

        "Herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

        "Highest Lawful Rate" is defined in Section 4.11.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (including the regulations promulgated thereunder), as amended.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Borrower or any other Obligor, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item, the effect of which would be to cause such Borrower or such other Obligor to be in default of any of its Obligations under Section 7.2.4.

        "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that (except as the context otherwise specifically requires) the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

        "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined (excluding, however, current liabilities incurred in the ordinary course of business); (e) net liabilities of such Person under all Hedging Obligations; (f) whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services (other than customary payment terms taken in the ordinary course of such Person's business), and (ii) indebtedness (excluding prepaid interest thereon) secured by a Lien (other than a First Purchaser Lien) on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (g) all Contingent Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include (but only to the extent of such Person's liability therefor) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

        "Indemnified Liabilities" is defined in Section 10.4.

        "Indemnified Parties" is defined in Section 10.4.

        "Intercreditor Agreement" means the Amended and Restated Intercreditor and Subordination Agreement dated as of even date herewith, among the Administrative Agent and Tejas, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

        "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of (a) CPG EBITDA calculated to the end of such Fiscal Quarter to (b) the aggregate amount of all cash interest paid on all Indebtedness of CPG and its Subsidiaries during such Fiscal Quarter and the immediately preceding three Fiscal Quarters.

        "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or (to the extent the Administrative Agent determines in good faith that the same is reasonably available) twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrowers may select in a notice pursuant to Section 2.3 or 2.4; provided, however, that (a) such Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business

Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Loan Commitment Termination Date".

        "Investment" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person; and (c) any stock ownership, equity interest or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital contribution thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "Issuer" is defined in the preamble.

        "Kinder Morgan Gas Processing Agreement" is defined in Section 5.1.11.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

        "Lender Party" means any Agent, the Issuer, any Lender and any Lender or Affiliate of a Lender that is a counterparty to a Hedge Agreement.

        "Lender Termination Date" is defined in Section 4.12(c).

        "Lenders" is defined in the preamble.

        "Letter of Credit" is defined in Section 2.1.2.

        "Letter of Credit Commitment" means, relative to the Issuer or any Lender, the Issuer's or such Lender's obligation to issue or participate in Letters of Credit pursuant to Section 2.1.2.

        "Letter of Credit Commitment Amount" means $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or reduced to zero following a termination of the Letter of Credit Commitment pursuant to Section 8.2 or 8.3.

        "Letter of Credit Commitment Termination Date" means the earliest of (a) the Stated Maturity Date; (b) the date on which the Letter of Credit Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2 and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (b) or (c), the Letter of Credit Commitments shall terminate automatically and without further action.

        "Letter of Credit Liabilities" means, at any time, with respect to any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid amount, if any, of all obligations of all Borrowers to reimburse the Issuer and the Lenders in respect of drawings under such Letter of Credit.

        "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average of the offered quotations appearing on Telerate Page 3750 or if such Telerate Page shall not be available, on the LIBO page on the Reuters Screen (or on any page that can reasonably be considered a replacement page) at approximately 11:00 a.m., London, England time (or as soon thereafter as practicable) two (2) Business Days prior to the beginning of such Interest Period for Dollar deposits having a term comparable to such Interest Period. If none such Telerate Page 3750 or Reuters Screen LIBO page (or replacement page) is available, then the "LIBO Rate" shall mean, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average of the rates per annum at which Dollar deposits in immediately available funds are offered to Fleet's LIBOR Office in the London interbank market at or about 11:00 a.m., London, England time (or as soon thereafter as practicable) two (2) Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Fleet's LIBO Rate Loan and for a period approximately equal to such Interest Period.

        "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

        "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate (Reserve Adjusted)	=	LIBO Rate 1.00 - LIBOR Reserve Percentage

        The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Fleet, two Business Days before the first day of such Interest Period.

        "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

        "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation.

        "Loan" is defined in Section 2.1.1.

        "Loan Commitment Amount" means $75,000,000 as such amount may be reduced from time to time pursuant to Section 2.2 or reduced to zero following a termination of the Loan Commitment Termination Amount pursuant to Section 8.2 or 8.3; provided, that during the 90-day period following the Effective Date, CPG may, upon ten (10) Business Days' prior written notice to the Administrative Agent, increase the Loan Commitment Amount to $100,000,000 without the consent of the Lenders so long as (a) no Default has occurred and is continuing, (b) the Administrative Agent shall have received aggregate Commitments from Lenders (other than Fleet, U.S. Bank National Association and Bank of Scotland) for not less than $55,000,000 of the Loan Commitment Amount and (c) the Borrowers shall have paid the applicable fee described in the Fee Letter in respect of the obtaining of such Commitments from such Lenders; provided, further, if the Commitment Amount has been increased to $100,000,000 pursuant to clause (b) above, that CPG may, after a subsequent 90-day period, upon ten (10) Business Days' prior written notice to the Administrative Agent, increase the Loan Commitment Amount to $125,000,000 without the consent of the Lenders so long as (i) no Default has occurred and is continuing, (ii) the Administrative Agent determines in good faith that it has received additional Commitments from existing Lenders or new Lenders in an aggregate amount sufficient to support such Loan Commitment Amount and (iii) the Borrowers shall have paid the applicable commitment increase fee set forth in the Fee Letter in respect of the obtaining of such excess Commitments from the Lenders.

        "Loan Commitment Termination Date" means the earliest of (a) the Stated Maturity Date; (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without further action.

        "Loan Document" means this Agreement, each Note, each application for a Letter of Credit, each Security Document, each Hedge Agreement, the Fee Letter, each Borrowing Request together in each case with all exhibits, schedules and attachments thereto, and all other agreements, documents or instruments from time to time executed or delivered in connection with or pursuant to any of the foregoing.

        "Loss" means any material loss, theft, destruction, damage, casualty, title defect or failure, adverse zoning change, taking, condemnation, seizure, confiscation, or requisition of or with respect to the Assets of any of the Borrowers or any part thereof.

        "Maintenance Capital Expenditure" means a Capital Expenditure that is required for the maintenance of an existing Asset of any Borrower, to the extent permitted under the Loan Documents.

        "Material Adverse Effect" means a circumstance or event or set of circumstances or events that has a material adverse effect on (a) the business, property, operations, prospects, or financial condition of any Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) taken as a whole; (b) the ability of any Borrower or any other Obligor to timely perform any of its respective obligations under any Loan Document to which it is a party; or (c) the rights of or benefits available to any Agent, the Issuer, the Arranger or the Lenders under any of the Loan Documents, as the case may be.

        "MLP" is defined in Section 2.8.

        "MLP Facility" is defined in Section 2.8.

        "MLP Term Sheet" is defined in Section 2.8.

        "Mortgage" means any mortgage, deed of trust, assignment, security agreement, financing statement and fixture filing executed and delivered pursuant to Section 5.1.7, substantially in the form of Exhibit I-1 or I-2 hereto or in such other form as acceptable to the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

        "Mortgaged Properties" means, collectively, the "Mortgaged Properties" as defined in each Mortgage.

        "Net Debt Proceeds" is defined in Section 3.1(g).

        "Net Equity Securities Proceeds" is defined in Section 3.1(f).

        "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable and customary fees and out-of-pocket expenses paid by the Borrowers and their Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrowers and their Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrowers and their Subsidiaries, and (iv) the amount of any reserves established by the Borrowers and their Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as such reserves are determined reasonably and in good faith by the chief financial officers of the Borrowers and acceptable to the Required Lenders).

        "Note" means a promissory note of the Borrowers payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, restated, endorsed, replaced or otherwise modified from time to time), evidencing the aggregate borrowings of the Borrowers owed to such Lender resulting from the outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Notice of Termination" is defined in Section 4.12(a).

        "Obligations" means all obligations (monetary or otherwise) of each Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

        "Obligor" means any Borrower, any Guarantor or any other Person (other than any Lender Party) obligated under any Loan Document.

        "Organic Document" means, for any Person, its certificate or articles of incorporation, its by-laws, certificate of formation, regulations, limited liability company agreement, partnership agreement, or similar governing document, and all shareholder membership or partnership agreements, voting trusts and similar arrangements.

        "Participant" is defined in Section 10.11.2.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule II hereto or set forth in the relevant Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

        "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any Pension Plan or Welfare Plan.

        "Pledge Agreement" means any pledge agreement executed and delivered pursuant to Section 5.1.5, substantially in the form of Exhibit G hereto or in such other form as acceptable to the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

        "Proposed Reinvestment Net Proceeds" is defined in Section 3.1(e).

        "Proposed Restoration Net Proceeds" is defined in Section 3.1(d).

        "Purchase and Sale Agreement" means that certain Amended and Restated Purchase and Sale Agreement, dated as of August 14, 2001, among Tejas and SWEPI LP, as sellers, and CFS Central Gulf Coast, Copano NGL Services, L.P. and Copano Processing, L.P., as buyers.

        "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

        "Release" means a "release", as such term is defined in CERCLA.

        "Replacement Lenders" is defined in Section 4.12(b).

        "Required Lenders" means, at any time, two or more Lenders in the aggregate holding at least sixty-six and two-thirds percent (66 2/3%) or, if there are more than five Lenders, fifty one percent (51%), of the then aggregate unpaid principal amount of the outstanding Borrowings, or, if no such principal amount is then outstanding, Lenders having at least sixty-six and two-thirds percent (66 2/3%) or, if there are more than five Lenders, fifty one percent (51%), of the Commitments; provided, however, that if there is only one Lender, then such Lender shall constitute the "Required Lenders".

        "Replacement Termination Date" is defined in Section 4.12(e).

        "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

        "Senior Managing Agent" has the meaning assigned to such term in the preamble.

        "Security Agreement" means any security agreement executed and delivered pursuant to Section 5.1.6, substantially in the form of Exhibit H hereto or in such other form as acceptable to the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

        "Security Documents" means (a) individually, any Guaranty, any Pledge Agreement, any Security Agreement, any Mortgage, and each other mortgage, deed of trust, security agreement, pledge agreement, financing statement or other agreement, instrument or document delivered pursuant to the Loan Documents to secure the Obligations, and all amendments, supplements, restatements or other modifications made from time to time thereto, delivered pursuant to this Agreement; and (b) collectively, all of the foregoing.

        "Solvent" means, with respect to any Person at any time, a condition under which: (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities mature; and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this definition, (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

        "Stated Amount" has the meaning assigned to such term in the respective Letter of Credit.

        "Stated Maturity Date" means February 12, 2008.

        "Subordinated Debt" means all unsecured Indebtedness of CPG and its Subsidiaries on a consolidated basis for money borrowed which is subordinated, upon terms satisfactory to the Administrative Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

        "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

        "Syndication Agent" has the meaning assigned to such term in the preamble.

        "Tax Distributions" means, without duplication, estimated and final distributions made to members by a Borrower for the purpose of paying Federal income taxes based on the Borrower's estimated and final net income for Federal income tax purposes for a given Fiscal Year, in amounts not to exceed the amount of such income multiplied by the maximum personal Federal income tax rate imposed by applicable law with respect to such Fiscal Year.

        "Taxes" is defined in Section 4.6.

        "Tejas" means Tejas Energy NS, LLC, a Delaware limited liability company.

        "Tejas Credit Agreement" means that certain Senior Secured Credit Agreement dated as of August 14, 2001, among Copano Houston Central, L.L.C., CFS Central Gulf Coast, Copano NGL Services, L.P. and Copano Processing, L.P., as borrowers, and Tejas, as lender, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

        "Tejas Subordinated Debt" means the "Obligations" as defined in the Tejas Credit Agreement, as in effect on the date hereof, as amended, supplemented, restated or otherwise modified from time to time.

        "Terminated Lender" is defined in Section 4.12(a).

        "Total Commitment Amount" means the Loan Commitment Amount.

        "Total Interest Expense" means, for any Person and with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (a) the aggregate amount of all interest accrued and payable in cash (whether or not paid) on all Indebtedness of such Person and its Subsidiaries on a consolidated basis plus (b) the portion of any Capitalized Lease Liabilities allocable to interest expense in accordance with GAAP; provided, however, that any discount rate with respect to any Indebtedness of such Person or its Subsidiaries issued at a discount shall not be considered an interest expense of such Person and its Subsidiaries for the purposes of this definition.

        "Transfer" is defined in Section 7.2.9.

        "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

        "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

        "Unrestricted Subsidiary" means any Subsidiary of CPG that (a) is not an Obligor; (b) does not directly or indirectly own any stock, membership, partnership or other equity interest in any Obligor; and (c) does not have total assets, on a consolidated basis, having a fair market value in excess of $100,000 and which is designated in writing by CPG to the Administrative Agent as an Unrestricted Subsidiary, provided that no such designation shall be made if an Event of Default shall have occurred and be continuing or the existence or acquisition of such Unrestricted Subsidiary would be prohibited by Sections 7.2.1, 7.2.5 or 7.2.8 hereof.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        "Working Capital" means the excess of (a) consolidated current assets of CPG and its Subsidiaries over (b) consolidated current liabilities of CPG and its Subsidiaries. For purposes of this definition, consolidated current liabilities determined with respect to the definition of "Working Capital" shall exclude liabilities of the Borrowers under the Loans for purposes of determining compliance with Section 7.2.4.

        SECTION 1.2.    Use of Defined Terms.    Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION 1.3.    Cross-References.    Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION 1.4.    Accounting and Financial Determinations.    Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

        SECTION 1.5.    Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document or therein); (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Loan Documents; (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and (e) the words "Asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

THE COMMITMENTS, BORROWING PROCEDURES, NOTES AND LETTERS OF CREDIT

        SECTION 2.1.    The Commitments.    On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans and participate in Letters of Credit, and the Issuer agrees to issue Letters of Credit, as described in this Section 2.1.

        SECTION 2.1.1.    Commitments to Make Loans.    Each Lender hereby severally agrees to make (in accordance with the procedures in Section 2.3) loans to the Borrowers (as specified in a Borrowing Request delivered in accordance with this Agreement) from time to time on any Business Day occurring prior to the Loan Commitment Termination Date, equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by such Borrower to be made on such Business Day (each such loan, relative to such Lender, and of any type, each its "Loan"). The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Loan Commitment". On the terms and conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Loans.

        SECTION 2.1.2.    Commitment to Issue Letters of Credit.    The Issuer agrees to issue from time to time before the Letter of Credit Commitment Termination Date, one or more standby letters of credit (herein collectively called the "Letters of Credit" and individually called a "Letter of Credit") for the account and in the name of any Borrower, and for the general corporate purposes of such Borrower. The commitment of the Issuer to issue Letters of Credit, and of each Lender to purchase participations pursuant to Section 2.1.3 in such Letters of Credit, is herein referred to as its "Letter of Credit Commitment". Each Letter of Credit shall be substantially upon such terms as such Borrower may specify in an application therefor made to the Issuer at least three (3) Business Days before the requested issuance thereof. Each Letter of Credit must be in form and substance satisfactory to the Issuer in its sole and absolute discretion and shall have a fixed expiration date occurring not later than one (1) year after the date of the issuance thereof (and in no event later than (a) the Letter of Credit Commitment Termination Date or (b) if the Borrowers have posted cash collateral in accordance with Section 2.7.4(b), one year after the Letter of Credit Commitment Termination Date). It is understood by the parties hereto that for all purposes of this Agreement, each renewal, if applicable, of a Letter of Credit shall be considered an issuance thereof and such Borrower shall be required to comply with all the provisions of this Agreement with respect to any such renewal to the same extent as if a new Letter of Credit was being issued on such renewal date. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Letter of Credit and subject to the terms hereof, the Issuer shall issue such Letter of Credit to the requested beneficiary no later than the close of business on the date of such proposed issuance and give to the Lenders prompt written notice (in reasonable detail) of such issuance.

        SECTION 2.1.3.    Purchase and Sale of Participations in Each Letter of Credit.    Upon the terms and subject to the conditions of this Agreement, each Lender hereby purchases from the Issuer, and the Issuer hereby sells to such Lender, an undivided participation in and to each Letter of Credit and the obligations of the Borrowers under this Agreement with respect thereto equal to its respective Percentage.

        SECTION 2.1.4.    Lenders and Issuer Not Permitted or Required.    Notwithstanding anything herein to the contrary, no Lender or Issuer shall be permitted or required to (a) make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans plus the aggregate outstanding Letter of Credit Liabilities then outstanding under and in connection with all Letters of Credit (i) of all Lenders made hereunder would exceed the Loan Commitment Amount, or (ii) of such Lender made hereunder would exceed such Lender's Percentage of the Loan Commitment Amount; (b) issue or participate in any Letter of Credit if, after giving effect thereto, the aggregate outstanding principal amount of all Letter of Credit Liabilities then outstanding under and in connection with all Letters of Credit (i) of all Lenders would exceed the Letter of Credit Commitment Amount, or (ii) of such Lender would exceed such Lender's Percentage of the Letter of Credit Commitment Amount; (c) make, issue or otherwise consent to any Borrowing if, after giving effect thereto, the sum of the aggregate outstanding principal amount of all Loans plus the aggregate outstanding Letter of Credit Liabilities then outstanding under and in connection with all Letters of Credit (i) of all Lenders would exceed the Total Commitment Amount, or (ii) of such Lender would exceed such Lender's Percentage of the Total Commitment Amount; or (d) make, issue or otherwise consent to any Borrowing if, at the time of such Borrowing, the Administrative Agent or the Lenders shall have notified the Borrowers that an Event of Default has occurred and is continuing.

        SECTION 2.2.    Reduction of Commitments.    The Borrowers may, from time to time on any Business Day occurring after the time of the initial extension of credit hereunder, voluntarily reduce the Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that all such reductions shall require at least three (3) Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any such Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $500,000; provided, further, that (a) the Borrowers may not reduce the Loan Commitment Amount if, after giving effect to such reduction and any concurrent prepayment of the Loans, the Loan Commitment Amount would be less than (i) the aggregate outstanding principal amount of all Loans plus (ii) the aggregate Letter of Credit Liabilities under and in connection with all Letters of Credit; and (b) the Borrowers may not reduce the Letter of Credit Commitment Amount if, after giving effect to such reduction and any concurrent prepayment of the Loans, the Letter of Credit Commitment Amount would be less than the aggregate Letter of Credit Liabilities under and in connection with all Letters of Credit.

        SECTION 2.3.    Borrowing Procedures for Loans.    By delivering a Borrowing Request signed by all of the Borrowers to the Administrative Agent on or before (a) 1:00 p.m., New York time in the case of Base Rate Loans at least one (1) Business Day prior to the Business Day on which such Borrowing is to be made; and (b) 1:00 p.m., New York time in the case of a LIBO Rate Loan at least three (3) Business Days prior to the Business Day on which such Borrowing is to be made, the Borrowers may from time to time irrevocably request, in each case on not more than five (5) Business Days' notice, that a Borrowing be made in a minimum amount of $500,000 and an integral multiple of $500,000; or in the unused amount of the Loan Commitment; provided, however, that at the time of such Borrowing, the Administrative Agent or the Lenders have not notified the Borrowers that an Event of Default has occurred and is continuing. On the terms and subject to the conditions of this Agreement, each Borrowing comprised of Loans shall be comprised of the type of Loans, and shall be made on the Business Day specified in such Borrowing Request and shall be advanced to CPG for the account of the Borrowers. On or before 1:00 p.m., New York time on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to CPG for the account of the Borrowers by wire transfer to the accounts that the Borrowers shall have specified in their Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

        SECTION 2.4.    Continuation and Conversion Elections.    By delivering a Continuation/Conversion Notice (signed by all of the Borrowers) to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion of any Loans to any Borrower be, in the case of Base Rate Loans, converted into

LIBO Rate Loans in an aggregate minimum amount of $500,000 and an integral multiple of $500,000, or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or a LIBO Rate Loan with a different Interest Period, or continued as a LIBO Rate Loan with the same Interest Period, in an aggregate minimum amount of $500,000 and an integral multiple of $500,000 (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders; and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

        SECTION 2.5.    Funding.    Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligations of the Borrowers (which obligations shall be joint and several) to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

        SECTION 2.6.    Notes.    Each Lender's Loans made pursuant to its Loan Commitment shall be evidenced by a Note, in each case payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Loan Commitment Amount. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid or otherwise in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make or error by any Lender in making any such notations shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor. The Borrowers acknowledge that the Notes delivered to the Lenders as of the Effective Date amend, restate, renew and continue, but does not extinguish, the Existing Notes given under the Existing Credit Documents.

        SECTION 2.7.    Certain Provisions Relating to the Letters of Credit.

        SECTION 2.7.1.    Borrowers' Agreement to Repay Letter of Credit Drawings.    The Borrowers hereby jointly and severally agree to reimburse the Issuer, forthwith, for each payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit, with interest on the amount so paid or disbursed by the Issuer from and including the date of payment or disbursement to but not including the date the Issuer is reimbursed therefor, at a rate per annum (computed on the basis of a year consisting of 365, or where appropriate 366, days) equal to the rate set forth in Section 3.2.2 (but in no event to exceed the Highest Lawful Rate); provided, however, that if any such payment or disbursement shall be reimbursed to the Issuer on the date such payment or disbursement is made, the Borrowers jointly and severally shall pay a fee to the Issuer in an amount equal to (a) the Alternate Base Rate plus the Applicable Margin for Base Rate Loans times (b) the reimbursable amount divided by (c) 365 (or 366, during a year that is a leap year). The Borrowers' joint and several obligations to reimburse the Issuer forthwith under this Section 2.7.1 for payments and disbursements made by the Issuer under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which any Borrower may have or have had against the Issuer, including any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit; provided, however, that no Borrower shall be obligated to reimburse the Issuer for any wrongful payment or disbursement made by the Issuer under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer or any of its officers, employees or agents.

        SECTION 2.7.2.    Reimbursement Obligations of the Lenders under the Letters of Credit.    If the Borrowers shall fail pursuant to the terms of Section 2.7.1 hereof forthwith to reimburse the Issuer for each payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit, then, upon demand by the Issuer each Lender shall forthwith make available to the Issuer at its office indicated on its signature page hereto (or at such other address designated by the Issuer to the Administrative Agent) immediately available funds in an amount equal to such Lender's pro rata share (according to its respective Percentage) of the amount so paid or disbursed by the Issuer. Each Lender shall indemnify and hold harmless the Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Issuer with such Lender's share of the amount of any payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit in accordance with the provisions of the preceding sentence.

        The obligation of each Lender to provide the Issuer with such Lender's pro rata share of the amount of any payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit in accordance with the provisions of the preceding paragraph shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which such Lender may have or have had against the Issuer, including any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit; provided, however, that no Lender shall be obligated to reimburse the Issuer pursuant to the preceding provisions of this Section 2.7.2 for any wrongful payment or disbursement made by the Issuer under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct or on the part of the Issuer (IT BEING THE INTENTION OF THE LENDERS THAT THE ISSUER BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).

        SECTION 2.7.3.    Letter of Credit Operations.    The Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment by a beneficiary under a Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If, after examination, the Issuer shall have determined that a demand for payment under such Letter of Credit does not conform to the terms and conditions of such Letter of Credit, then the Issuer shall, as soon as reasonably practicable, give notice to such beneficiary to the effect that such demand for payment was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor. Thereupon, such beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, such beneficiary is entitled (without regard to the provisions of this sentence) and able to do so. After determining that a demand for payment under such Letter of Credit conforms to the terms and conditions thereof, the Issuer shall make available to such beneficiary the amount so demanded in accordance with the terms of such Letter of Credit.

        SECTION 2.7.4.    Action Upon Occurrence of Event of Default; Letters of Credit with Expiration Dates Later than the Letter of Credit Commitment Termination Date.    (a) Upon the occurrence of an Event of Default, an amount equal to the amount of the then contingent liability of the Issuer (and the other Lenders) under each outstanding Letter of Credit shall, at the option of the Issuer and upon notice to the Borrowers, be deemed (as between the Borrowers and the Issuer) to have been paid or disbursed by the Issuer under such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and the Borrowers shall jointly and severally be obligated (i) forthwith to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer; and (ii) if the Issuer, in its discretion, so demands, to pay to the Issuer, forthwith on demand, such additional amounts as may be required so that the aggregate of all amounts previously paid by the Borrowers to the Issuer under this Section 2.7.4 and Section 3.1 with respect to such Letter of Credit and not theretofore applied to the payment of amounts payable by the Borrowers to the Issuer with respect to such Letter of Credit shall equal the amount of the then contingent liability of the Issuer (and the other Lenders) under such Letter of Credit. (b) Upon the Letter of Credit Commitment Termination Date, the Borrowers shall jointly and severally be obligated to pay to the Administrative Agent as Cash Collateral, pursuant to an arrangement satisfactory to the Administrative Agent, an amount equal to the then contingent liability of the Issuer (and the other Lenders) under all outstanding Letters of Credit.

        SECTION 2.7.5.    Cash Collateral Procedures.    Any amounts so received by the Administrative Agent pursuant to the provisions of Section 2.7.4(a) or Section 3.1 shall be held as collateral security first for the repayment of all Obligations in connection with the Letters of Credit and second for the repayment of all other Obligations. Any amounts so received by the Administrative Agent pursuant to the provisions of Section 2.7.4(b) shall be held as collateral security first for the repayment of all Obligations in connection with the relevant Letters of Credit with respect to which such amounts were provided in accordance with Section 2.7.4(b) and second for the repayment of all other Obligations. All amounts being held pursuant to this Section 2.7.5 shall, until their application to any Obligations or their return to the Borrowers, as the case may be, at the written request of an Authorized Officer of the Borrowers, be invested in Cash Equivalent Investments designated by the Borrowers and reasonably acceptable to the Administrative Agent but under the sole dominion and control of the Administrative Agent.

Such amounts and such Cash Equivalent Investments shall be held by the Administrative Agent as additional collateral security for, and each Borrower hereby grants to the Administrative Agent and its bailees for the benefit of the Lender Parties a security interest in such amounts and such Cash Equivalent Investments (including all interest thereon and all proceeds thereof) to secure, the repayment of the Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such Cash Equivalent Investments shall be charged against the principal amount invested. None of the Administrative Agent, the Issuer and the Lenders shall be liable for any loss resulting from any such Cash Equivalent Investment made by the Administrative Agent, whether at the Borrowers' request or otherwise except for those losses resulting from acts or omissions constituting gross negligence or willful misconduct on the part of the Administrative Agent or any of its officers, employees or agents. Notwithstanding anything herein to the contrary, the Administrative Agent is not obligated hereby, or by any other Loan Documents, to make or maintain any Cash Equivalent Investment, except upon timely written request by an Authorized Officer of the Borrowers. If and to the extent that (a) all Obligations have been fully paid and satisfied; and (b) the commitments and obligations of the Issuer (and the other Lenders) under the Letters of Credit and this Agreement have terminated and all Letters of Credit shall have expired or been terminated, then the Administrative Agent shall return to the Borrowers, upon the Borrowers' request therefor, all amounts previously paid to the Administrative Agent by the Borrowers pursuant to Section 2.7.4 or Section 3.1 together with interest thereon, if any, and not theretofore applied to reduce amounts payable by the Borrowers to the Administrative Agent, the Issuer or any of the other Lenders under this Agreement or any other Loan Document.

        SECTION 2.7.6.    Nature of Reimbursement Obligations.    The Borrowers shall jointly and severally assume, and, to the extent set forth in this Section 2.7 each Lender shall severally assume, all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. To fullest extent permitted by law, the Issuer (except to the extent of its own gross negligence or willful misconduct or that of any of its officers, directors, employees or agents) shall not be responsible for (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, ineffective or forged; (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a payment or disbursement under a Letter of Credit or of the proceeds thereof; (f) the use which may be made of any Letter of Credit or of any acts of any beneficiary or transferee in connection therewith; (g) any error, neglect, default, suspension or insolvency, of any of the Issuer's correspondents; (h) errors in translation or for errors in interpretation of technical terms; or (i) any other circumstance whatsoever in making or failing to make payment under a Letter of Credit. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Borrower, each Obligor and each Lender and shall not put such Issuer under any resulting liability to any Borrower, any Obligor or any Lender, as the case may be.

        SECTION 2.8.    Commitment to Lend to Master Limited Partnership on Substantially Similar Terms.    As of the date hereof, CPG has informed the Administrative Agent that CPG may create or cause to be created a master limited partnership subsidiary to be formed under the laws of the State of Delaware (the "MLP") by (a) transferring all or substantially all of its assets or interests into an operating limited partnership subsidiary of the MLP, (b) causing the partnership units of the MLP to be registered for sale with the Securities and Exchange Commission, (c) causing the partnership units of the MLP to be listed for trading on a national exchange or market, and (d) causing the MLP to meet the relevant qualifying income tests under the Code. Upon completion of the MLP transactions substantially in accordance with the terms set forth in clauses (a) through (d) above, and subject to (i) further review by the Administrative Agent with respect to (A) the assets, business, structure, capitalization and ownership of the MLP, (B) relevant filings, reports and notices made with the Securities and Exchange Commission, (C) documents related to the completed initial public offering and (D) the relevant legal documents relating to the MLP, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, (ii) the condition that the MLP shall have received net proceeds (i.e., gross proceeds less underwriting discounts and commissions and other costs incurred after the date hereof in connection with the offering of such partnership units) of at least $40,000,000 for the issuance of such partnership units, (iii) evidence of the payoff of the Tejas Subordinated Debt and release and termination of the Tejas Credit Agreement and the documents related thereto, (iv) evidence that, after repayment of the Tejas Subordinated Debt and making of all concurrent distributions to Affiliates, the MLP shall retain not less than $20,000,000 in cash from the net proceeds referred to in clause (ii) above (or has $20,000,000 available to reduce the MLP Facility), and (v) the concurrent repayment in full in cash of the Obligations hereunder and the termination or expiration of all Commitments and the termination or expiration of all Letters of Credit, the Administrative Agent, the Issuer and those Lenders parties hereto at the time that the conditions described herein are fulfilled, agree to enter into a credit agreement (the "MLP Facility") with the operating subsidiary of the MLP on substantially the same terms, and in substantially the same form, as this Agreement, as modified by the terms set forth in the Copano Operating, L.P. Summary of Terms and Conditions (the "MLP Term Sheet") attached to the Commitment Letter dated as of February 13, 2004 (the "Commitment Letter") among the Administrative Agent, the Arranger and CPG; provided, that the agreement of the Administrative Agent, Issuer and such Lenders to enter into such MLP Facility with the operating subsidiary of the MLP are subject to the terms, conditions and qualifications set forth in the Commitment Letter. Upon consummation of such MLP transactions and the closing of such MLP Facility and the loan documents related thereto, Copano Holdings shall be released as a Guarantor, and CPG will be released as a Borrower hereunder; each such party shall be released as, and shall cease to be, an Obligor for any purpose hereunder; all Liens or security interests in respect of all assets of Copano Holdings and CPG shall be released and terminated; and the Administrative Agent, on behalf of Lenders, will execute and deliver, at the cost and expense of the Borrowers, all amendments to financing statement on UCC Form 3, and all further documents or instruments as Copano Holdings and CPG may reasonably request, to further evidence or give effect to such release and termination. The parties further confirm and agree that the consummation of the transactions contemplated by this Section 2.8, and the Obligors' actions to transfer assets and interests, in each case as contemplated hereby (including this Section 2.8), by the MLP Commitment Letter, and by the MLP Term Sheet, shall not give rise to or result in a Default under Sections 7.2.6, 7.2.8, 7.2.9., 7.2.10, 7.2.11 or 7.2.15 provided that the condition described in clause (v) above is fulfilled concurrently (in the Administrative Agent's good faith determination) with the consummation of such transactions and transfers.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        SECTION 3.1.    Repayments and Prepayments.    The Borrowers shall jointly and severally repay in full the unpaid principal amount of the Loans upon the Stated Maturity Date therefor. Prior thereto, the Borrowers

          (a)   may, from time to time on any Business Day, without premium or penalty, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders; (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan; (iii) all such voluntary prepayments shall require at least three (3) but no more than five (5) Business Days' prior written irrevocable notice to the Administrative Agent; and (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $500,000;

          (b)   shall, on each date when any reduction in or termination of the Loan Commitment Amount shall become effective, including pursuant to Section 2.2, first, make a mandatory prepayment of all Loans, and, second, deposit Cash Collateral with the Issuer as security for the Obligations, such prepayments and cash deposits to be in an amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans plus Letter of Credit Liabilities over the Loan Commitment Amount as so reduced;

          (c)   [intentionally omitted];

          (d)   shall, in the event that a Casualty Event has occurred, by not later than the third Business Day following the date of receipt by any Borrower or any of its Subsidiaries of any Net Proceeds in respect of any Casualty Event relating to any Collateral Property, use one hundred percent (100%) of such Net Proceeds to prepay the Loans and/or deposit Cash Collateral in the following order of application: first, to the prepayment in full of all outstanding Loans, and second, to the depositing of Cash Collateral with the Issuer as security for the Obligations in an amount not to exceed the outstanding balance of the Obligations; provided that any Net Proceeds that the Borrowers intend to use within one hundred and eighty days (180) days of such date of receipt to repair, restore or replace the Asset affected by the Casualty Event (the "Proposed Restoration Net Proceeds") will not be required to be used to make such prepayment and/or Cash Collateral so long as the Borrowers shall have (i) delivered to the Administrative Agent and the Lenders, on or before ten (10) days after such first Business Day, a certificate of an Authorized Officer of the relevant Borrower(s) setting forth the proposed use of the Proposed Restoration Net Proceeds and such other information with respect to such proposed use as the Administrative Agent or any Lender may reasonably request (including appraisals and reports of engineers or other experts to the effect that such Proposed Restoration Net Proceeds are sufficient to pay for such repair, restoration or replacement), (ii) the Required Lenders shall have approved the intended use of such Proposed Restoration Net Proceeds (provided that if notice of such approval is not given to the Borrowers within thirty (30) days after receipt by the Administrative Agent and the Lenders of the certificate and such other information provided pursuant to clause (i), then such approval shall be deemed to have been provided by the Required Lenders), and (iii) no later than one hundred eighty (180) days after receipt of any such Net Proceeds with respect to a Casualty Event, the Borrowers shall prepay the Loans in an amount equal to the amount of any related Proposed Restoration Net Proceeds that have not been applied to the restoration, repair or replacement of the Asset subject to such Casualty Event by the Borrowers as provided and permitted above;

          (e)   shall, in the event that one or more Asset sales by the Borrowers and any of their Subsidiaries during any Fiscal Year exceed $1,000,000 in the aggregate for all such Asset sales, by no later than the third Business Day following the date of receipt by any Borrower or any of its Subsidiaries of any Net Proceeds in respect of any sale of any Asset of any Borrower or any of its Subsidiaries permitted pursuant to this Agreement (other than the sale of Hydrocarbons or the disposition of surplus or obsolete equipment, in each case in the ordinary course of business), use one hundred percent (100%) of such Net Proceeds to prepay the Loans and/or deposit Cash Collateral in the order of application described in clause (d) above; provided that any Net Proceeds that the Borrowers intend to use within one hundred eighty (180) days of such date of receipt to acquire any asset used or useful to the Borrowers in conducting their business (the "Proposed Reinvestment Net Proceeds") will not be required to be used to make such prepayment and/or Cash Collateral deposit so long as the Borrowers shall have (i) delivered to the Administrative Agent and the Lenders, on or before ten (10) days after such first Business Day, a certificate of an Authorized Officer of the relevant Borrower(s) setting forth the proposed use of the Proposed Reinvestment Net Proceeds and such other information with respect to such proposed use as the Administrative Agent or any Lender may reasonably request (including appraisals and reports of engineers or other experts with respect to the intended use of such Proposed Reinvestment Net Proceeds), (ii) the Required Lenders shall have approved the intended use of such Proposed Reinvestment Net Proceeds (provided that if notice of such approval is not given to the Borrowers within thirty (30) days after receipt by the Administrative Agent and the Lenders of the certificate and such other information provided pursuant to clause (i), then such approval shall be deemed to have been provided by the Required Lenders), and (iii) no later than one hundred eighty (180) days after receipt of any Net Proceeds, the Borrowers shall prepay the Loans in an amount equal to the amount of any related Proposed Reinvestment Net Proceeds that have not been applied to the purchase of an asset by the Borrowers as provided and permitted above;

          (f)    shall, no later than the third Business Day following receipt by the Borrowers of the cash proceeds from any Equity Placement (any such cash proceeds, net of customary underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Securities Proceeds"), use fifty percent (50%) of such Net Equity Securities Proceeds to prepay the Loans and/or deposit Cash Collateral in the order of application described in clause (d) above; provided that any Net Equity Securities Proceeds that the Borrowers intend to use within ninety (90) days of such date of receipt (y) to make Capital Expenditures that the Administrative Agent, acting reasonably, deems are necessary for the continued operations of the Borrowers, or (z) to make any other Capital Expenditures of the Borrowers that are not prohibited by the Loan Documents, will not be required to be used to make such prepayment and/or Cash Collateral so long as the Borrowers shall have (i) delivered to the Administrative Agent and the Lenders, on or before ten (10) days after such first Business Day, a certificate of an Authorized Officer of the relevant Borrower(s) setting forth the proposed use of the proposed Net Equity Securities Proceeds and such other information with respect to such proposed use as the Administrative Agent or any Lender may reasonably request (including appraisals and reports of engineers or other experts with respect to the intended use of such proposed Net Equity Securities Proceeds), (ii) with respect to Capital Expenditures pursuant to clause (z) above, the Required Lenders shall have approved the intended use of such proposed Net Equity Securities Proceeds (provided that if notice of such approval is not given to the Borrowers within thirty (30) days after receipt by the Administrative Agent and the Lenders of the certificate and such other information provided pursuant to clause (i), then such approval shall be deemed to have been provided by the Required Lenders), and (iii) no later than ninety (90) days after receipt of any Net Equity Securities Proceeds, the Borrowers shall prepay the Loans and/or deposit Cash Collateral in an amount equal to the amount of any related proposed Net Equity Securities Proceeds that have not been applied by the Borrowers to make such permitted Capital Expenditures as provided and permitted above;

          (g)   shall, by no later than the third Business Day following receipt by the Borrowers of the cash proceeds from any Debt Placement other than a Debt Placement that is subordinated in right of payment to the Obligations on terms and conditions and in form and substance satisfactory to the Required Lenders (any such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Proceeds"), use one hundred percent (100%) of such Net Debt Proceeds (i) to prepay the Loans and/or deposit Cash Collateral in the order of application described in clause (d) above or (ii) otherwise to fund Maintenance Capital Expenditures pursuant to Section 7.2.4(d); provided that any Net Debt Proceeds that the Borrowers intend to use within ninety (90) days of such date of receipt (y) to make Capital Expenditures of the Borrowers that the Administrative Agent, acting reasonably, deems are necessary for the continued operations of the Borrowers or (z) to make Capital Expenditures of the Borrowers that are not prohibited by the Loan Documents, will not be required to be used to make such prepayment and/or Cash Collateral so long as the Borrowers shall have (A) delivered to the Administrative Agent and the Lenders, on or before ten (10) days after such first Business Day, a certificate of an Authorized Officer of the relevant Borrower(s)

  setting forth the proposed use of the proposed Net Debt Proceeds and such other information with respect to such proposed use as the Administrative Agent or any Lender may reasonably request (including appraisals and reports of engineers or other experts to with respect to the intended use of such proposed Net Debt Proceeds), (B) with respect to Capital Expenditures pursuant to clause (z) above, the Required Lenders shall have approved the intended use of such proposed Net Debt Proceeds (provided that if notice of such approval is not given to the Borrowers within thirty (30) days after receipt by the Administrative Agent and the Lenders of the certificate and such other information provided pursuant to clause (A), then such approval shall be deemed to have been provided by the Required Lenders), and (C) no later than ninety (90) days after receipt of any Net Debt Proceeds, the Borrowers shall prepay the Loans and/or deposit Cash Collateral in an amount equal to the amount of any related proposed Net Debt Proceeds that have not been applied by the Borrowers to make such permitted Capital Expenditures as provided and permitted above; and

          (h)   shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated in which case, repay such portion of all Loans so accelerated.

Each prepayment of any Loan made pursuant to this Section shall be without premium or penalty, but with any payment required by Section 4.4. Unless otherwise expressly provided herein, no voluntary prepayment of principal of any Loans shall cause a reduction in the Loan Commitment Amount. All amounts paid pursuant to this Section 3.1 shall be applied first to the payment of accrued and unpaid interest on Loans, second, to the payment of the outstanding principal on the Loans, third, to the extent any Letters of Credit are outstanding, an amount equal to the Letter of Credit Liabilities shall be transferred to the Issuer to be held as Cash Collateral for the Letter of Credit Liability and applied thereto pursuant to Section 2.7.5, fourth, to the repayment of all other Obligations then due and payable, and fifth, the balance, if any, shall be returned to the Borrowers.

        SECTION 3.2.    Interest Provisions.    Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

        SECTION 3.2.1.    Rates.    Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice signed by all of the Borrowers, the Borrowers may elect that Loans comprising a Borrowing to any Borrower accrue interest at a rate per annum:

          (a)   on that portion of any Loan maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin with respect to Base Rate Loans, but in no event to exceed the Highest Lawful Rate; and

          (b)   on that portion of any Loan maintained from time to time as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) from time to time in effect plus the Applicable Margin with respect to LIBO Rate Loans, but in no event to exceed the Highest Lawful Rate;

        All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

        SECTION 3.2.2.    Post-Default Rates.    (a) After the date any principal amount of any Loan, or any reimbursement obligation with respect to Letters of Credit described in Section 2.7.1, is due and payable (whether on the relevant Stated Maturity Date therefor, upon acceleration or otherwise), the Borrowers jointly and severally shall pay, but only to the extent permitted by law, interest (both after and before judgment) at a rate per annum equal to the lesser of (i) the sum of (A) the interest accruing on such Loan pursuant to Section 3.2.1 above plus (B) two percent (2%) and (ii) the Highest Lawful Rate. (b) After any other monetary Obligation of any Borrower shall have become due and payable (whether on the relevant Stated Maturity Date therefor, upon acceleration or otherwise), or during the existence of any other Event of Default following written notice thereof by the Administrative Agent or the Required Lenders, the Borrowers jointly and severally shall pay, but only to the extent permitted by law, interest (both after and before judgment) at a rate per annum equal to the lesser of (i) the sum of (A) the Alternate Base Rate plus (B) the Applicable Margin from time to time in effect for Base Rate Loans plus (C) two percent (2%) and (ii) the Highest Lawful Rate.

        SECTION 3.2.3.    Payment Dates.    Interest accrued on each Loan shall be payable, without duplication: (a) on the relevant Stated Maturity Date therefor; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed ninety (90) days, then on the 90th day of such Interest Period); (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the relevant Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 3.3.    Fees.    The Borrowers agree jointly and severally to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

        SECTION 3.3.1.    Loan Commitment Fee.    The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when its Loan Commitment is suspended by reason of any Borrower's inability to satisfy any condition of Article V) commencing on the date hereof and continuing through the Loan Commitment Termination Date, a commitment fee equal to the product of the Commitment Fee Rate multiplied by such Lender's Percentage of the sum of the average daily unused portion of the Loan Commitment Amount. Such commitment fees shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Loan Commitment Termination Date.

        SECTION 3.3.2.    Fees Pursuant to Fee Letter.    The Borrowers jointly and severally agree to pay to the Administrative Agent, the Issuer and the Arranger for their own respective accounts as provided in the Fee Letter, all fees set forth in the Fee Letter on the dates and in the amounts set forth in the Fee Letter.

        SECTION 3.3.3.    Letter of Credit Standby Fee Payable to Lenders.    The Borrowers jointly and severally agree to pay a fee to the Administrative Agent for the account of the Lenders (including the Issuer), to be distributed ratably (in accordance with their respective Percentages), for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (and including) the date upon which such Letter of Credit expires or terminates in accordance with its terms, at a per annum rate equal to the Applicable Margin specified under the heading "Letters of Credit" from time to time in effect with respect to Letters of Credit on the face amount of such Letter of Credit. Such fee shall be payable on each Quarterly Payment Date, with the first such payment to be made on the first Quarterly Payment Date following the issuance of such Letter of Credit.

        SECTION 3.3.4.    Letter of Credit Fronting Fee and other Fees Payable to Issuer.    The Borrowers jointly and severally agree to pay to the Issuer for its own account a fronting fee for each Letter of Credit equal to one-eighth of one percent (1/8 of 1%) of the face amount of such Letter of Credit. Such fee shall be payable at the issuance of such Letter of Credit. The Borrowers jointly and severally agree to also pay to the Issuer for its own account from time to time on demand the issuance, negotiation, amendment and other processing fees, and other costs and charges, of the Issuer at its usual and customary rates, which fees, costs and charges shall be payable quarterly in arrears.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

        SECTION 4.1.    Fixed Rate Lending Unlawful.    If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the other Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any Governmental Rule makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, then the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such Governmental Rule or assertion.

        SECTION 4.2.    Deposits Unavailable.    If the Administrative Agent shall have determined that (a) Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to Fleet in its relevant market; or (b) by reason of circumstances affecting the relevant market of the Lender that is the Administrative Agent, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate

Loans of such type, then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

        SECTION 4.3.    Increased Costs, etc.    The Borrowers agree to jointly and severally reimburse each Lender or the Issuer for any increase in the cost to such Lender or the Issuer of, or any reduction in the amount of any sum receivable by such Lender or the Issuer in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, or in respect of issuing, maintaining or participating or renewing any Letter of Credit, which increased cost or reduced amount receivable is due to or results from either (a) the imposition of, or any change in, or in the interpretation or reinterpretation, in each case after the Effective Date, of any applicable Governmental Rule, whether or not having the force of law, resulting in the imposition or increase of Taxes (other than income, capital gains, withholding or franchise Taxes), reserve, assessment, insurance charge, special deposit or similar requirements by any court, central bank or other Governmental Authority charged with the administration thereof or (b) the issuance after the Effective Date of, or any change after the Effective Date in or the introduction or interpretation or reinterpretation after the Effective Date of, any Governmental Rule or request from any central bank or other Governmental Authority with which a Lender, acting in good faith, determines that it is required to comply. Such Lender or the Issuer shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuer for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender or the Issuer within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable lending office or change the jurisdiction of applicable lending office, as the case may be, if such selection or change will avoid the imposition of any amounts payable to such Lender under this Section 4.3, provided that no such selection or change of the jurisdiction for its applicable lending office shall be made if, in the sole and absolute judgment of such Lender, acting in good faith, such selection or change would be otherwise disadvantageous to such Lender or prohibited by Governmental Rule.

        SECTION 4.4.    Funding Losses.    In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent); or (d) any transfer pursuant to Section

4.12, the Borrowers shall, within five (5) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable lending office or change the jurisdiction of applicable lending office, as the case may be, if such selection or change will avoid the imposition of any amounts payable to such Lender under this Section 4.4, provided that no such selection or change of the jurisdiction for its applicable lending office shall be made if, in the sole and absolute judgment of such Lender, acting in good faith, such selection or change would be otherwise disadvantageous to such Lender or prohibited by Governmental Rule.

        SECTION 4.5.    Increased Capital Costs.    If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Governmental Rule (including any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority), in each case after the Effective Date affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, its issuance or maintenance of a Letter of Credit or its participation in a Letter of Credit, or the Loans made by such Lender or Issuer is reduced to a level below that which such Lender or Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Borrowers, the Borrowers jointly and severally shall immediately pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender, such Issuer or such controlling Person for such reduction in rate of return. A statement by such Lender or Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or Issuer may use any reasonable or customary method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable lending office or change the jurisdiction of applicable lending office, as the case may be, if such selection or change will avoid the imposition of any amounts payable to such Lender under this Section 4.5, provided that no such selection or change of the jurisdiction for its applicable lending office shall be made if, in the sole and absolute judgment of such Lender, acting in good faith, such selection or change would be otherwise disadvantageous to such Lender or prohibited by Governmental Rule.

        SECTION 4.6.    Taxes.    All payments by any Borrower of principal of, and interest on, the Loans, of reimbursement of Letter of Credit Liabilities and all other amounts payable hereunder and under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's or the Issuer's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Governmental Rule, then the Borrowers jointly and severally agree to (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (c) pay to the Administrative Agent for the account of the Lenders and the Issuer such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender or the Issuer will equal the full amount such Lender or Issuer would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender or the Issuer with respect to any payment received by the Administrative Agent or such Lender or Issuer hereunder, the Administrative Agent or such Lender or Issuer may pay such Taxes and the Borrowers jointly and severally agree to promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

        If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders and the Issuer, the required receipts or other required documentary evidence, then the Borrowers jointly and severally agree to indemnify the Lenders and the Issuer for any incremental Taxes, interest or penalties that may become payable by any Lender or the Issuer as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender or the Issuer to or for the account of any Lender or the Issuer shall be deemed a payment by the Borrowers.

        Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrowers and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrowers or the Administrative Agent may reasonably request) United States Internal Revenue Service Form W-8 BEN or Form W-8 ECI or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

        SECTION 4.7.    Payments, Computations, etc.    Unless otherwise expressly provided, all payments by any Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by any Borrower to the Administrative Agent for the pro rata account of the Lenders and the Issuer entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without set off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds and in the lawful currency of the United States of America, to the address of the Administrative Agent set forth on its signature page below or to any other address or to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender and the Issuer its share, if any, of such payments received by the Administrative Agent for the account of such Lender or Issuer. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION 4.8.    Sharing of Payments.    If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set off or otherwise) on account of any Loan or any Letter of Credit Liability (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, then such Lender shall purchase from the other Lenders such participations in Loans made by them and Letter of Credit Liabilities held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

        SECTION 4.9.    Set Off.    Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower or any Subsidiary of a Borrower or any Obligor or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set off under applicable law or otherwise) which such Lender may have.

        SECTION 4.10.    Use of Proceeds.    The Borrowers shall apply the proceeds of each Borrowing in accordance with the sixth recital. Without limiting the foregoing, no proceeds of any Borrowing will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in Federal Reserve Board Regulation U.

        SECTION 4.11.    Maximum Interest.    It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the Obligations of each Borrower to each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender, then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section 4.11 shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any other Loan Document or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and any excess shall be credited to such Borrower by such Lender (or, if such consideration shall have been paid in full, such excess promptly refunded to such Borrower); (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of such Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 3.2, together with any other fees and expenses payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, then the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 4.11. For purposes of Chapter 303 of the Texas Finance Code, as amended, to the extent applicable, each Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender, if greater. Chapter 346 of the Texas Finance Code shall not apply to this Agreement or the Notes.

        SECTION 4.12.    Removal of Lender.

          (a)   If any Lender (i) has required the Borrowers to pay additional amounts in respect of withholding Taxes pursuant to Section 4.6, (ii) has notified the Borrowers and the Administrative Agent of its incurring increased costs under Section 4.3 or 4.5 or (iii) asserts under Section 4.1 that it is unlawful for it to make and maintain LIBO Rate Loans, in each case when no other Lender has also made such assertion, then the Borrowers may, unless (A) any Event of Default has occurred and is continuing, (B) such Lender has notified the Borrowers and the Administrative Agent that the circumstances giving rise to such notice no longer apply or (C) more than ten (10) Business Days shall have passed since the date of such notice or assertion without the Borrowers delivering a Notice of Termination to such Lender in accordance with this Section 4.12, terminate, in whole but not in part, the Commitments of any Lender (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Administrative Agent (such notice referred to herein as a "Notice of Termination"), provided that such termination shall be in accordance with this Section 4.12.

          (b)   In order to effect the termination of the Commitments of the Terminated Lender, the Borrowers shall: (i) obtain an agreement with one or more Lenders to increase their respective Commitments and/or (ii) request any one or more other banking or other financial institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept the Terminated Lender's Commitments; provided, however, that each such banking or financial institution shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000, or shall be reasonably acceptable to the Administrative Agent and the other Lenders and becomes a party by executing an Assignment (the Lenders or other banking or other financial institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

          (c)   The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitments and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitments to be assigned to each Replacement Lender.

          (d)   On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitments to the Replacement Lender or Replacement Lenders indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding, (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty, except in accordance with the Assignment, to the order of the Replacement

  Lender or Replacement Lenders, (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender at a price equal to the unpaid principal amount thereof plus interest and facility and other fees and Obligations of such Terminated Lender accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 10.11.1, and the Terminated Lender will have the rights and benefits of an assignor under Section 10.11.1. To the extent not in conflict, the terms of Section 10.11.1 shall supplement the provisions of this Section 4.12. For each assignment made under this Section 4.12, the Replacement Lender shall pay to the Administrative Agent the processing fee provided for in Section 10.11.1. The Borrowers will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 4.4.

          (e)   Notwithstanding anything herein to the contrary, the Borrowers' rights to replace any Lender pursuant to this Section 4.12 shall terminate within sixty (60) days following a requirement by such Lender described in clause (a)(i) or a delivery by such Lender of the notice described in clause (a)(ii) or an assertion by such Lender described in clause (a)(iii) (the "Replacement Termination Date"). The Borrowers shall forthwith pay such Lender all amounts owed to it under Sections 4.3, 4.5 and 4.6 in the event that the Borrowers have not delivered to such Lender a Notice of Termination in the time specified in clause (a) above or, if a Notice of Termination has been timely provided, has not been replaced by the Replacement Termination Date; provided, however, that if a Lender is being terminated in connection with clause (a)(i) or (a)(ii) above, such Lender may notify the Borrowers prior to the Lender Termination Date that it declines to be replaced, whereupon the Borrowers shall not be required to pay to such Lender the additional amounts due to such Lender pursuant to Sections 4.3, 4.5 or 4.6 giving rise to such termination proceedings.

ARTICLE V

CONDITIONS TO BORROWING

        SECTION 5.1.    Initial Borrowing.    The obligations of the Lenders to extend the loans under the Existing Credit Agreement with the initial Borrowing shall be subject to the due execution and delivery of this Agreement by the parties hereto and the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

        SECTION 5.1.1.    Resolutions, Organic Documents, etc.    The Administrative Agent shall have received from each Borrower and each other Obligor that is not a limited partnership a certificate, dated near the date of the initial Borrowing, of its Secretary or Assistant Secretary, certifying as to (a) the resolutions of its Board of Directors, managing member, managing partner or other similar entity, then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it on both its own behalf and on behalf of its limited partnership Subsidiaries that are Obligors; (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it on both its own behalf and on behalf of its limited partnership Subsidiaries that are Obligors; (c) the Organic Documents of both itself and its limited partnership Subsidiaries that are Obligors, certified copies of which are attached to such certificate (and in the case of a certificate of formation, organization or incorporation, shall be certified by an appropriate Governmental Authority); and (d) evidence that each such Borrower and such Obligor is duly qualified and in good standing to transact business under the laws of the jurisdiction of its respective organization and under the laws of each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect, in each case upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Borrower or such Obligor canceling or amending such prior certificate.

        SECTION 5.1.2.    Delivery of Notes.    The Administrative Agent shall have received, for the account of each Lender, its Note, in each case duly executed and delivered by the Borrowers.

        SECTION 5.1.3.    Payment of Outstanding Indebtedness.    (a) All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, if any (but excluding unsecured ongoing Indebtedness that is approved by the Administrative Agent and identified in Item 7.2.2(c) of the Disclosure Schedule), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and (b) all Liens (other than Liens granted by CFS Central Gulf Coast, which Liens have been assigned to the Administrative Agent and are being amended and restated contemporaneously herewith) securing payment of any such Indebtedness described in clause (a) above have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

        SECTION 5.1.4.    Certificate Regarding Approvals and Consents.    The Borrowers shall have received all Governmental Approvals and third party consents and approvals necessary in connection with the Acquisition or in connection with the operation and maintenance of the Assets of the Borrowers (including the Acquisition Assets), other than consents and Governmental Approvals that are not customarily obtained except in connection with a stage of operation of the Assets of the Borrowers (including the Acquisition Assets) that has not commenced as of the Effective Date (the "Approvals to be Obtained"), and such Governmental Approvals and third party consents and approvals (other than Approvals to be Obtained prior to the time that such Approvals to be Obtained have actually been obtained) are in full force and effect and all applicable waiting periods (including any applicable waiting period under the HSR Act without action by the Justice Department or the Federal Trade Commission to prevent the consummation of the Acquisition or the transactions contemplated hereby) and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the Acquisition or the transactions contemplated by the Loan Documents, including any action pursuant to the HSR Act. The Borrowers shall have prepared and filed all notifications, reports or other filings as may be required under the HSR Act.

        SECTION 5.1.5.    Pledge Agreements; Certificates and Blank Powers; Intercompany Notes.    The Administrative Agent shall have received executed counterparts of a duly executed Pledge Agreement (or amendments and restatements of pledge agreements previously delivered under the Existing Credit Documents and in the case of CFS (Texas) LLC, assignment thereof to the Administrative Agent which shall be amended and restated contemporaneously herewith) from Copano Holdings, CPG, Copano General Partners, Inc. and each of its respective Subsidiaries which has one or more Subsidiaries which is a Borrower, the CFS General Partner, the CP General Partner, the CES General Partner and CFS (Texas) LLC, in each case dated as of the date hereof, together with (a) certificates evidencing all of the issued and outstanding shares of capital stock, membership interests or partnership interests held or owned by Copano Holdings, CPG and/or the Borrowers pledged pursuant to such Pledge Agreements, which certificates shall in each case be accompanied by undated stock, membership or partnership powers duly executed in blank; and (b) all intercompany notes from CPG to any of its Subsidiaries or from any of its Subsidiaries to CPG or to another Subsidiary of CPG, in each case together with all necessary or appropriate endorsements as required by the Administrative Agent. Each Borrower shall have caused all of its membership interests to be certificated and shall have elected, pursuant to its limited liability company agreement or regulations, as applicable, that its membership interests are "certificated securities" as defined in Article 8 of the Uniform Commercial Code.

        SECTION 5.1.6.    Security Agreements.    The Administrative Agent shall have received executed counterparts of the Security Agreements (or amendments and restatements of security agreements previously delivered under the Existing Credit Documents and in the case of CFS Central Gulf Coast and CFS (Texas) LLC, assignment thereof to the Administrative Agent which shall be amended and restated contemporaneously herewith) from CPG, each other Borrower, Copano General Partners, Inc., the CFS General Partner, the CES General Partner, the CP General Partner and CFS (Texas) LLC, in each case dated as of the date hereof and duly executed by the relevant Obligor, together with acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), or such other evidence of filing or arrangement for filing as may be acceptable to the Administrative Agent, naming the relevant Obligor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements.

        SECTION 5.1.7.    Mortgage.    The Administrative Agent shall have received executed counterparts of the Mortgages (or amendments, or amendments and restatements, of mortgages or deeds of trust previously delivered under the Existing Credit Documents and, in the case of CFS Central Gulf Coast, assignments thereof to the Administrative Agent which shall be amended and restated contemporaneously herewith), dated as of the date hereof and duly executed by each of the relevant Obligors and encumbering all or substantially all of the real property of such Obligors (including the Acquisition Assets), together with

          (a)   evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against all real property of the Obligors (including the Acquisition Assets) and the other assets purported to be covered thereby; and

          (b)   such other approvals, opinions, releases or documents as the Administrative Agent may reasonably request, including title opinions.

        SECTION 5.1.8.    Guaranties.    The Administrative Agent shall have received executed counterparts of the Guaranties of each Copano Holdings, CPG, each other Borrower, Copano General Partners, Inc., the CFS General Partner, CFS (Texas) LLC, the CP General Partner and the CES General Partner, in each case dated as of the date hereof and duly executed by the relevant Guarantor.

        SECTION 5.1.9.    Opinions of Counsel.    The Administrative Agent shall have received opinions, dated the Effective Date or such other date acceptable to the Administrative Agent and addressed to the Lender Parties, from Andrews Kurth LLP, special New York and Texas counsel to the Obligors, substantially in the form of Exhibit F hereto.

        SECTION 5.1.10.    Title.    The Administrative Agent shall have received, and be satisfied with, title opinions and other title information with respect to the Assets of the Borrowers, all in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, together with copies of all of the Lien searches performed in each of the relevant jurisdictions with respect to each Borrower (in its respective current and prior names) as requested by the Administrative Agent.

        SECTION 5.1.11.    Receipt of Reports and Information; Satisfactory Due Diligence.    The Administrative Agent shall have completed (a) a review of all third party supply agreements and consents as the Administrative Agent deems appropriate; (b) a review of the ownership and equity positions in the Borrowers and of the equity incentive agreements and employment agreements sufficient to provide for the on-going full-time services of John R. Eckel, Jr., as Chief Executive Officer and Chairman of the Board and most senior executive officer of each Borrower and with respect to any other key personnel designated by the Administrative Agent; (c) a review of the assets, liabilities, insurance, organization, structure, ownership, investors, and commodity price-risk hedging policies and programs of the Borrowers; (d) a review of the sufficiency of the Borrowers' and Guarantors' cash flows after debt service and cash tax provisions to fund the required capital expenditures associated therewith; (e) a satisfactory review of the Borrowers' and Guarantor's capitalization as of the date hereof; and (f) a satisfactory review of that certain Gas Processing Contract dated as of January 1, 2004, between Copano Processing, L.P. and Kinder Morgan Texas Pipeline, L.P., and related Letter Agreement between Copano Processing, L.P. and Kinder Morgan Texas Pipeline, L.P., regarding prepayment of carbon dioxide handling fees and all amendments and modifications thereto (the "Kinder Morgan Gas Processing Agreement"); and, in each case of clauses (a) through (f) above, in form, substance, scope, and methodology, and with conclusions, satisfactory to the Administrative Agent and the Lenders in their sole and absolute discretion and, since the date of such review, there has been no material change in respect thereof.

        SECTION 5.1.12.    Material Adverse Effect.    There shall have been no event or circumstance or set of events or circumstances that have caused (a) a Material Adverse Effect since September 30, 2003; or (b) a material adverse effect in the syndicated loan market.

        SECTION 5.1.13.    UCC-1s; Searches and Releases.    The Administrative Agent shall have received the following from the Borrowers:

          (a)   On the Effective Date, Uniform Commercial Code Financing Statements (Form UCC-1) and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent, naming the relevant Obligor, if any, as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed or to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Pledge Agreements, the Security Agreements and the Mortgages;

          (b)   copies of proper Uniform Commercial Code (Form UCC-3) amendment and/or termination statements and other relevant assignments and/or releases, if any, necessary to assign and/or release all Liens and other rights of any Person (i) in any Collateral Property described in the Security Documents previously granted by any Person, and (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other Uniform Commercial Code Form UCC-3 termination statements or releases as the Administrative Agent or any Lender may reasonably request;

          (c)   certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name any Obligor (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings of any Security Documents are made pursuant to this Agreement, together with copies of such financing statements (none of which (other than those (i) securing the Obligations, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements or (ii) that are terminated as of the Effective Date or within a time frame otherwise acceptable to the Administrative Agent) shall cover any Collateral Property described in the Security Documents); and

          (d)   copies of tax Lien searches for each jurisdiction in which a Security Document is filed or recorded pursuant to this Agreement, certified by a party acceptable to the Administrative Agent, listing all tax Liens imposed on any Obligor or any of its assets (none of which shall cover any Collateral Property described in the Security Documents).

        SECTION 5.1.14.    Certificate as to Insurance Policies.    The Administrative Agent shall have received certificates from the Borrowers' insurers or the Borrowers' insurance brokers, in form and substance satisfactory to the Administrative Agent, dated as of the Effective Date, (a) describing in detail all liability and environmental insurance maintained by the

Borrowers and their Subsidiaries as of the Effective Date, and (b) identifying the Administrative Agent as sole loss payee in respect of property policies and co-loss payee in respect of business interruption policies and identifying the Agents, the Issuer and the Lenders as additional insureds in respect of liability policies, in each case without liability for premiums and payments for any of the Agents, the Issuer and the Lenders.

        SECTION 5.1.15.    Acquisition Documents; Consummation of Acquisition.    The Administrative Agent shall have received copies of the executed Acquisition Documents in form and substance satisfactory to the Administrative Agent, which Acquisition Documents shall be certified by the Borrowers as true, complete and correct. CPG shall have certified that, except for the application of the proceeds of the Loans on the date hereof toward the purchase price, the Acquisition shall have been consummated as contemplated by and pursuant to the Acquisition Documents and applicable law (without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Required Lenders), and evidence thereof has been provided to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

        SECTION 5.1.16.    Assignments.    CPG shall have been assigned all of the limited partnership interests in CFS Central Gulf Coast and all of the membership interests in CFS (Texas) LLC. CPG shall have taken all such assignments and transfers of all partnership interests and Assets necessary so that the organizational and ownership structure of CPG and its Subsidiaries is as set forth on Schedule IV.

        SECTION 5.1.17.    Amendments to Tejas Subordinated Debt Documents; Releases and Terminations Relating to Tejas Subordinated Debt Documents.    The Administrative Agent shall have received (a) copies of any and all amendments or modifications to the Tejas Subordinated Debt Documents, which amendments or modifications shall be certified by the Borrowers as true, complete and correct, (b) terminations of the Intercreditor Agreement and Collateral Sharing Agreement, duly executed and delivered by the relevant parties thereto, or arrangements for such terminations have been made in a manner satisfactory to the Administrative Agent, and (c) evidence of the release and/or termination of all Liens granted pursuant to the Tejas Subordinated Debt Documents on the assets of CFS Central Gulf Coast, all security documents executed and delivered by CFS Central Gulf Coast pursuant to the Tejas Subordinated Debt Documents and all pledges of the partnership interests in CFS Central Gulf Coast, in each case of clauses (a), (b) and (c) above, in form and substance satisfactory to the Administrative Agent.

        SECTION 5.1.18.    Financial Statements; Financial Model.    The Administrative Agent shall have received and be satisfied with its review of (a) an internally generated pro forma income statement of CPG which shall demonstrate that the Borrowers combined EBITDA for the fiscal year ended December 31, 2003 shall be not less than $17,000,000; and (b) a financial projection model of the Borrowers, which financial projection model shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders and be satisfactory to the Administrative Agent.

        SECTION 5.1.19.    Barnes & Click Report.    The Lenders and the Administrative Agent shall have received, and shall be satisfied with the contents, results and scope of, the report by Barnes & Click dated February 2, 2004, with respect to the new configuration on the Plant Assets (as defined in the CHC Credit Agreement as in effect immediately prior to its termination in accordance with this Agreement) and the project financial performance of such Plant Assets.

        SECTION 5.1.20.    CHC Credit Agreement.    All Indebtedness under the CHC Credit Agreement has been repaid in full and the Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the CHC Credit Agreement and such "Loan Documents" have been released or terminated (or otherwise assigned to the Administrative Agent, in the case of Liens granted by CFS Central Gulf Coast to the "Administrative Agent" as defined in the CHC Credit Agreement or as otherwise contemplated hereby) contemporaneously with the making of such payments and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases or terminations or assignments.

        SECTION 5.1.21.    Officer's Certificate.    The Administrative Agent shall have received a certificate of an Authorized Officer of each Obligor (except in the case of an Obligor which is a limited partnership, such certificate shall be provided by an Authorized Officer of such Obligor's general partner), dated as of the Effective Date, certifying that: (a) the representations and warranties of such Obligor contained in each of the Loan Documents to which such Obligor is a party are true and correct on and as of such date (after giving effect to such funding and to the intended use thereof) in all material respects as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date); (b) no Default or Event of Default has occurred and is continuing on such date; (c) no act, event or circumstance affecting such Obligor has arisen since the date of the financial statements described in Section 6.5 that would reasonably be expected to result in a Material Adverse Effect; (d) the conditions precedent to be performed by such Obligor and its Subsidiaries described in Sections 5.1.3, 5.1.4, 5.1.10, 5.1.12, 5.1.13, 5.1.14, 5.1.15, 5.1.16, 5.1.17, 5.1.18, 5.1.19, 5.1.20 have been satisfied in accordance with this Agreement (provided that, for purposes of the certification as to the conditions precedent set forth in Sections 5.1.3, 5.1.4, 5.1.10, 5.1.12, 5.1.13, 5.1.14, 5.1.15, 5.1.16, 5.1.17, 5.1.18, 5.1.19, 5.1.20, the Borrowers shall not be required to certify as to the Administrative Agent's or its counsel's satisfaction or acceptance of such conditions precedent); and (e) the Liens granted by the Security Documents are effective to grant a valid first priority Lien on the Collateral Property described therein in favor of the Administrative Agent for the benefit of the Lender Parties, except as a result of a Lien permitted by Section 7.2.3.

        SECTION 5.1.22.    Closing Fees, Expenses, etc.    The Administrative Agent shall have received the Fee Letter, duly executed by the Borrowers. The Administrative Agent shall also have received for its own account, the account of the Issuer, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3 or pursuant to the Fee Letter if then invoiced.

        SECTION 5.1.23.    Other Loan Documents.    The Administrative Agent shall have received all other Loan Documents required to be delivered on or before the Effective Date, duly executed by the parties thereto.

        SECTION 5.1.24.    Satisfactory Review and Legal Form.    All legal matters in connection with this Agreement and the consummation of the transaction contemplated hereby and by the Loan Documents shall be acceptable to the Administrative Agent, and there shall have been furnished to the Administrative Agent by the Borrowers, at the Borrowers' joint and several expense, such agreements, opinions of counsel, title opinions, approvals and other records and information, in form, substance, scope and methodology satisfactory to the Administrative Agent in its reasonable discretion, as it may reasonably have requested for that purpose.

        SECTION 5.2.    All Borrowings and Letters of Credit.    The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) and the obligations of the Issuer to issue any Letter of Credit (including the initial Letter of Credit) and of the Lenders to participate therein shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

        SECTION 5.2.1.    Compliance with Warranties, No Default, etc.    Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a)   the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7), and in the Security Documents shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b)   except as disclosed by the Borrowers to the Administrative Agent, the Issuer and the Lenders pursuant to Section 6.7 or in an update to the Disclosure Schedule provided by the Borrowers and reasonably acceptable to the Administrative Agent and the Required Lenders after full disclosure has been provided to them with respect thereto, (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Obligor, threatened against any Obligor or any of its Subsidiaries which might materially adversely affect any Obligor's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of any Borrower or its Subsidiaries;

          (c)   no Default shall have then occurred and be continuing, and no Borrower, nor any other Obligor, nor any of their respective Subsidiaries are in material violation of any Governmental Rule; and

          (d)   there shall have occurred no event or circumstance or set of events or circumstances constituting, or which could reasonably be expected to constitute, a Material Adverse Effect.

        SECTION 5.2.2.    Borrowing Request.    The Administrative Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by any Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by each Borrower that, on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof), the statements made in Section 5.2.1 are true and correct.

        SECTION 5.2.3.    Satisfactory Form.    All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of their Subsidiaries or any other Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent.

        SECTION 5.2.4.    All Letters of Credit.    The obligation of the Issuer to issue each Letter of Credit is, in addition to the conditions precedent specified in Section 5.1 (with respect to the initial Letter of Credit) and Section 5.2 (with respect to all Letters of Credit), subject to the condition precedent that the Issuer shall have received, at least three (3) Business Days prior to the requested issuance thereof, an application from the Borrowers relating to such Letter of Credit, in form and substance satisfactory to the Issuer. Each of the delivery of such application and the issuance of a Letter of Credit shall constitute a representation and warranty by each Borrower that, on the date of a Letter of Credit (both immediately before and after giving effect to the issuance of a Letter of Credit and the application of the proceeds thereof), the statements made in Section 5.2.1 are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders, the Issuer and each Agent to enter into this Agreement and to make Borrowings hereunder, each Borrower represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

        SECTION 6.1.    Organization, etc.    Each Obligor is a corporation, partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its incorporation, organization or formation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

        SECTION 6.2.    Due Authorization, Non-Contravention, etc.    The execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and such Borrower's and such other Obligor's participation in the consummation of the Acquisition are within such Borrower's and each such Obligor's powers, have been duly authorized by all necessary action, and do not (a) contravene any Borrower's or any such Obligor's Organic Documents; (b) contravene in any material respect any contractual restriction or Governmental Rule binding on or affecting any Borrower or any such Obligor; or (c) result in, or require the creation or imposition of, any Lien on any of any Borrower's or any other Obligor's properties, other than Liens permitted hereunder.

        SECTION 6.3.    Government Approval, Regulation, etc.    Except as disclosed in Schedule III, no authorization or approval or consent or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party or for the Borrowers' and each such Obligors' participation in the consummation of the Acquisition or for the operation and maintenance of the Assets of the Borrowers. All Governmental Approvals and third party consents and approvals necessary in connection with the Acquisition and in connection with the operation and maintenance of the Assets of the Borrowers have been obtained by the Borrowers and are in full force and effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the Acquisition or the transactions contemplated by the Loan Documents, including any action pursuant to the HSR Act. None of the Borrowers nor any of their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.     The Approvals to be Obtained are required solely in connection with later stages of operation of the Assets of the Borrowers that have not commenced and are not customarily obtained or complied with until the commencement of such later stage of the operation of the Assets of the Borrowers. The Borrowers have no reason to believe any Approval to be Obtained will not be obtained on or prior to the date of such commencement.

        SECTION 6.4.    Validity, etc.    This Agreement constitutes, and the Notes and each other Loan Document executed by a Borrower will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

        SECTION 6.5.    Financial Information.    The Borrowers as then constituted have heretofore furnished to the Lenders and the Administrative Agent copies of (a) the financial statements of the Borrowers as then constituted as of and for the partial Fiscal Year ended December 31, 2001 and the Fiscal Year ended December 31, 2002, as audited by the accounting firms referenced therein, and (b) the internally- prepared financial statements of the Borrowers as then constituted as of and for the nine-month period ended September 30, 2003. Such financial statements (i) present fairly, in all material respects, the financial position and results of operations and cash flows of CPG and its consolidated Subsidiaries (as then constituted) as of such dates and for such periods in accordance with GAAP consistently applied, subject to year-end adjustments in the case of the statements referred to in clause (b) above and (ii) are based upon completion of agreed upon procedures by the Borrowers' auditors.

        SECTION 6.6.    No Material Adverse Effect.    Since September 30, 2003, there has been no event or circumstance or set of events or circumstances that have caused a Material Adverse Effect.

        SECTION 6.7.    Litigation, Labor Controversies, etc.    There is no pending or, to the knowledge of any Obligor, threatened litigation, action, proceeding, or labor controversy affecting any Obligor or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of any Obligor or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No Obligor and none of its Subsidiaries has any litigation, unfunded pension or other contingent liabilities, unusual long-term commitments or unrealized losses which are likely to result in aggregate claims (net of amounts covered by insurance) in excess of $350,000 in the aggregate for all Borrowers.

        SECTION 6.8.    Subsidiaries.    No Obligor (other than Copano Holdings) has Subsidiaries, except those Subsidiaries which are identified in Schedule IV ("Existing Subsidiaries") hereto or, in the case of such Obligors, which are permitted to be acquired in accordance with this Agreement. All Unrestricted Subsidiaries of CPG are identified on Schedule IV.

        SECTION 6.9.    Ownership of Properties.    Each Obligor and each of its Subsidiaries owns good and marketable (or, in the case of personal property, indefeasible) title to the Acquisition Assets (after giving effect to the transactions contemplated by the Acquisition Documents) and to all of its other material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3. The interests and properties described in Exhibit A to the Mortgages constitute substantially all the real property owned by the Obligors. The Collateral Property includes substantially all the Borrowers' Assets (including the Acquisition Assets).

        SECTION 6.10.    Taxes.    Each Obligor and each of its Subsidiaries has filed all tax returns and reports required by Governmental Rule to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 6.11.    Pension and Welfare Plans.    During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, no Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 6.12.    Environmental Warranties.    Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule or in the environmental report described in Section 5.1.21 of the Existing Credit Agreement, and except as individually and in the aggregate do not have, and would reasonably be expected not to have, a Material Adverse Effect: (a) all facilities and property (including underlying groundwater) owned or leased by any Obligor or any of its Subsidiaries have been, and continue to be, owned or leased by any Obligor and its Subsidiaries in material compliance with all Environmental Laws; (b) there have been no past, and there are no pending or, to the best knowledge of the Obligors, threatened (i) claims, complaints, notices or requests for information received by any Obligor or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries received by any Obligor or any of its Subsidiaries regarding potential liability under any Environmental Law; (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Obligor or any of its Subsidiaries; (d) each Obligor and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses; (e) no property now or previously owned or leased by any Obligor or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up; (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Obligor or any of its Subsidiaries; (g) none of the Obligors and none of their Subsidiaries have directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against any Obligor or any Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Obligor or any Subsidiary of any Obligor; and (i) no conditions exist at, on or under any property now or previously owned or leased by any Obligor which, with the passage of time, or the giving of notice or both, would reasonably be expected to give rise to liability of any Obligor under any Environmental Law.

        SECTION 6.13.    Compliance with Laws and Agreements.    Each of the Obligors and its Subsidiaries is in compliance with all Governmental Rules (including the HSR Act, all Environmental Laws and Governmental Rules with respect to ERISA) applicable to such Person or its Assets and all indentures, agreements and other instruments binding upon it or its Assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

        SECTION 6.14.    Regulations T, U and X.    No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Federal Reserve Board Regulation T, U or X. Terms for which meanings are provided in Federal Reserve Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 6.15.    Accuracy of Information.    All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower or any other Obligor in writing to the Administrative Agent or any Lender or the Issuer for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Borrower to the Administrative Agent or any Lender or the Issuer, will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender or Issuer, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

        SECTION 6.16.    No Defaults under Other Agreements.    Except as disclosed in Item 6.16 of the Disclosure Schedule, none of the Borrowers nor any of their Subsidiaries is in default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of any Borrower or any of its Subsidiaries, and no defaults have occurred in the performance or observance of any obligation or condition with respect to such Indebtedness or in the performance or observance of any obligation of any Borrower or any of its Subsidiaries under any Acquisition Document or any other material agreement if the effect of such default is to permit the termination of such Acquisition Document or such agreement, excuse performance by any other party to such Acquisition Document or such agreement or to accelerate the maturity of such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

        SECTION 6.17.    Solvency.    Each of the Obligors is Solvent.

        SECTION 6.18.    Priority; Security Matters.    The Obligations are and shall be at all times secured by valid, perfected Liens in favor of the Administrative Agent for the benefit of the Lender Parties in all Collateral Property to the extent perfection has or will occur by the filing of a Uniform Commercial Code Financing Statement in the State of Texas or in another relevant jurisdiction, filing or recording a mortgage in real property records of the county in which such real property or fixtures is located, or by possession or control, and, except for Liens permitted by Section 7.2.3(c), (d), (e) , (f), (h) and (i) that are in existence as of the Effective Date, all such Liens shall be first priority Liens.

        SECTION 6.19.    Claims and Liabilities.    No Borrower nor any of its Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, could reasonably be expected to have a Material Adverse Effect. No known claims exist against any Borrower or any of its Subsidiaries for gas imbalances, which claims, if adversely determined, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no purchaser of product supplied by any Borrower or any of its Subsidiaries has any claim against any Borrower or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.20.    Acknowledgment.    The Borrowers acknowledge that the Administrative Agent and the other Lender Parties are relying upon the representations and warranties in this Article VI and the other Loan Documents in entering into this Agreement and the other Loan Documents and the transactions contemplated thereby and making the Loans and issuing and participating in the Letters of Credit.

ARTICLE VII

COVENANTS

        SECTION 7.1.    Affirmative Covenants.    Each Obligor agrees with each Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full and all Letters of Credit have expired or terminated, such Obligor will, and will cause its Subsidiaries to, perform the obligations set forth in this Section 7.1.

        SECTION 7.1.1.    Financial Information, Reports, Notices, etc.    The Obligors will furnish, or will cause to be furnished, to the Administrative Agent (with sufficient copies for the Lenders) copies of the following financial statements, reports, notices and information:

          (a)   as soon as available and in any event within sixty (60) days after the end of each of the first three respective Fiscal Quarters of each respective Fiscal Year of Copano Holdings and CPG, consolidated balance sheets of Copano Holdings and its Subsidiaries and CPG and its Subsidiaries, respectively, as of the end of each such Fiscal Quarter and consolidated statements of earnings and cash flow of Copano Holdings and its Subsidiaries and CPG and its Subsidiaries, respectively, for each such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of Copano Holdings and CPG, respectively, having appropriate knowledge of the matters being certified;

          (b)   as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year (i) of Copano Holdings, a copy of the annual audited report for such Fiscal Year for Copano Holdings and its Subsidiaries, including therein consolidated balance sheets of Copano Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Copano Holdings and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by Deloitte & Touche LLP or other independent public accountants acceptable to the Administrative Agent, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and (ii) of CPG, a copy of internally prepared financial statements for such Fiscal Year for CPG and its Subsidiaries, including therein consolidated balance sheets of CPG and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of CPG and its Subsidiaries for such Fiscal Year;

          (c)   as soon as available and in any event within sixty (60) days after the end of each respective Fiscal Quarter (or, with respect to the fourth Fiscal Quarter of a Fiscal Year, one hundred twenty (120) days), a certificate, from CPG, executed by an Authorized Officer of CPG, having appropriate knowledge of the matters being certified, showing (i) in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent, compliance with the financial covenants with respect to CPG set forth in Section 7.2.4 and (ii) in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent, calculation of the CPG EBITDA for such Fiscal Quarter;

          (d)   as soon as available and in any event within twenty (20) days after the end of each calendar month, a certificate, executed by an Authorized Officer of the Borrowers, certifying that they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (e)   as soon as possible and in any event within three (3) days after any Borrower or any other Obligor or any of their Subsidiaries becomes aware or could reasonably have become aware of the occurrence of each Default or, a statement of an Authorized Officer of CPG setting forth details of such Default and the action which the Borrowers and/or their Subsidiaries have taken and propose to take with respect thereto;

          (f)    as soon as possible and in any event within fifteen (15) days after any Borrower or any other Obligor or any of their Subsidiaries becomes aware or could reasonably have become aware of (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (ii) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

          (g)   promptly after the sending or filing thereof, copies of all reports which any Borrower or any other Obligor or any of their Subsidiaries sends to any of its security holders in their capacities as such, and all reports and registration statements which any Borrower or any Obligor or any of their Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, if any;

          (h)   immediately upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (i)    within sixty (60) days after the end of each Fiscal Quarter, a report summarizing in reasonable detail with respect to each Borrower all gathering volumes, transport volumes, commodity price-risk mitigation activities, capital expenditures and other information reasonably requested by the Administrative Agent or any Lender with respect thereto;

          (j)    promptly upon the occurrence thereof, notice of all acquisitions and divestitures by any Borrower or any of its Subsidiaries;

          (k)   promptly upon its becoming available, copies of all notices or documents received by any Borrower or other Obligor pursuant to any material contract alleging a material default or nonperformance by the Obligor thereunder or terminating or suspending any such material contract or claiming that any party thereto is on probation;

          (l)    [intentionally omitted];

          (m)  as soon as available and in any event within sixty (60) days after the end of each Fiscal Year of Copano Holdings and CPG, a copy of internally prepared financial statements for such Fiscal Year for Copano Holdings and its Subsidiaries and CPG and its Subsidiaries, respectively, including therein consolidated balance sheets of Copano Holdings and its Subsidiaries and CPG and its Subsidiaries, respectively, as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Copano Holdings and its Subsidiaries and CPG and its Subsidiaries, respectively, for such Fiscal Year, together with a certificate from an Authorized Officer of Copano Holdings and CPG, respectively, certifying that, subject to year-end adjustments to such financial statements and to the best knowledge of Copano Holdings or CPG, as the case may be, the Obligors are in compliance with Section 7.2.4;

          (n)   as soon as possible but in any event not less than five (5) Business Days after any Borrower or any other Obligor becoming aware thereof, notice of the occurrence of (i) any other event or occurrence that could reasonably be expected to have a Material Adverse Effect or (ii) any occurrence of a Loss;

          (o)   at the request of the Administrative Agent or any Lender (i) to the extent available to any Obligor, annual engineering reserve reports with respect to the oil and gas interests of the Borrowers or from which natural gas is to be gathered for transportation, and (ii) other engineering data or other data relating to any Mortgaged Properties, in each case in form and substance satisfactory to the Administrative Agent or such Lender; and

          (p)   such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as the Administrative Agent (or any other Agent, any Lender or the Issuer acting through the Administrative Agent) may from time to time reasonably request.

        SECTION 7.1.2.    Compliance with Laws; Payment of Obligations.    Each Obligor will, and will cause each of its Subsidiaries to, comply in all material respects with (a) all Governmental Rules (including all Environmental Laws and all Governmental Rules relating to ERISA), such compliance to include (without limitation): (i) the maintenance and preservation of its corporate existence and qualification as a foreign entity in each jurisdiction where it is required to be so qualified and the failure to be so qualified could reasonably be expected to have a Material Adverse Effect; and (ii) the payment, before the same become delinquent, of its obligations, including all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and (b) its material contracts and agreements.

        SECTION 7.1.3.    Maintenance of Existence, Rights and Assets.    (a) Each Obligor will, and will cause each of its Subsidiaries to, obtain, maintain, preserve, protect and keep in full force and effect (i) its existence; and (ii) all licenses, consents, authorizations, franchises, intellectual property and other rights necessary or customary for the operation of its business in all material respects, except in the case of clause (ii) to the extent that the non-existence or non-maintenance of such licenses, consents, authorizations, franchises, intellectual property and other rights would not have, and would not be reasonably likely to have, a Material Adverse Effect. (b) Each Obligor will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its Assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the such Obligor determines in good faith that the continued maintenance of any of their properties is no longer economically desirable. (c) The Obligors will operate, and if the Obligors shall engage a Person other than an Obligor to serve as an operator, the Obligors will, to the extent permitted under such operating agreement, cause any such operator to operate, the Assets (including the Acquisition Assets) of the Obligors in accordance with sound and prudent practices and, in the case of a Person other than an Obligor serving as operator, in accordance with the terms and provisions of any operating agreement with such Person, which operating agreement shall be in form and substance satisfactory with the Administrative Agent. (d) Unless the Obligors shall have received the consent of the Required Lenders, the Obligors shall not make any modification, alteration or addition to the Assets of the Obligors if such modification, alteration or addition could reasonably be expected to: (i) materially interfere with the ability of any Obligor to perform its obligations under any material contract, (ii) materially impair the value of the Collateral Property, and (iii) adversely and materially impact the capacity, performance, productivity, availability, or anticipated revenues or cash flows of the Assets (including the Acquisition Assets) of the Obligors or any Obligor.

        SECTION 7.1.4.    Insurance.    (a) Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrowers setting forth the nature and extent of all insurance maintained by the Borrowers and their Subsidiaries in accordance with this Section 7.1.4. (b) Each Borrower shall cause its insurance providers to name the Administrative Agent as sole loss payee with respect to its property policies and as co-loss payee with respect to its business interruption policies and to name each Agent, the Issuer and each Lender as additional insured with respect to its liability policies at no cost to any Agent, the Issuer or any Lender.

        SECTION 7.1.5.    Books and Records.    Each Obligor will, and will cause each of its Subsidiaries to, keep proper books and records which accurately reflect all of its business affairs and transactions and in which full, true and correct entries in conformity with GAAP consistently applied shall be made, and permit the Administrative Agent, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, to visit and inspect all of its offices and properties, to discuss its financial matters with its officers and independent public accountant (and each Obligor hereby authorizes such independent public accountant to discuss such Obligor's financial matters with the Administrative Agent, the Issuer and each Lender or its representatives whether or not any representative of such Obligor is present) and to examine (and, at the joint and several expense of the Borrowers, photocopy extracts from) any of its books or other corporate, financial and operating records (including records relating to the Assets of the Obligors) and any of its employment agreements and agreements relating to the compensation of its employees insofar as the Administrative Agent, the Issuer or any Lender in good faith believes that the same are reasonably related to the rights of the Administrative Agent, the Issuer or the Lenders hereunder or under any other Loan Document. The Borrowers jointly and severally agree to pay any reasonable fees of any such inspection incurred in connection with the Administrative Agent's, the Issuer's or any Lender's exercise of its rights pursuant to this Section. Furthermore, the Obligors will permit the Administrative Agent, the Issuer or any Lender, or their respective agents, at the joint and several cost and expense of the Borrowers, to enter upon the Assets and Properties of the Obligors, including the Acquisition Assets and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of the Obligors to inspect and examine the Assets of the Obligors, including the Acquisition Assets. Without limiting the generality of this Section 7.1.5, the Obligors will, and will cause their Subsidiaries to, permit any representatives designated by the Administrative Agent or such Lender (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct reasonable evaluations and inspections of the Acquisition Assets and all other Assets of the Obligors or any consultant's or other advisor's assessment of the condition or value thereof, all at such reasonable times and as often as reasonably requested. The Borrowers jointly and severally agree to pay the reasonable fees and expenses of any representatives retained by the Administrative Agent or such Lender to conduct any such evaluation or inspection.

        SECTION 7.1.6.    Environmental Covenant.    Each Obligor will, and will cause each of its Subsidiaries to, (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except to the extent that the failure to comply with such Environmental Laws or to keep any related permits, approvals, certificates, licenses or authorizations would not have, or would reasonably be expected not to have, a Material Adverse Effect; and (b) provide such information and certifications which the Administrative Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 7.1.6.

        SECTION 7.1.7.    Agreement to Deliver Additional Security Documents; Further Assurances.    Each Obligor agrees to promptly (and in any event within fifteen (15) days after request therefor) deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever reasonably requested by the Administrative Agent in good faith, deeds of trust, mortgages, chattel mortgages, security agreements, pledge agreements, financing statements, continuation statements, extension agreements and opinions or other evidence or other similar agreements or instruments (in addition to those required to be delivered under Article V), substantially similar to the Security Documents delivered pursuant to Article V or otherwise in form and substance satisfactory to the Administrative Agent for the purpose of granting, confirming, perfecting and maintaining first and prior liens or security interests in any and all real or personal property which (a) is at such time Collateral Property or which was intended to be or purported to be Collateral Property pursuant to any Loan Document and not then released by the Administrative Agent; or (b) constitutes real or personal property of any Obligor which is requested by the Administrative Agent to be mortgaged, pledged or otherwise used as security for the Obligations. Within ninety (90) days after the Effective Date, the Borrower shall provide to the Administrative Agent and the Lenders a title opinion with respect to the Borrower's title to Mestena Grande System, which title opinion shall be in form and substance satisfactory to the Administrative Agent. Each Obligor also agrees to deliver, and to cause its Subsidiaries to deliver, whenever requested by the Administrative Agent in good faith, promptly but in no event later than ninety (90) days after request therefor, additional favorable title opinions (in addition to those required to be delivered under Article V and pursuant to the foregoing sentence) from legal counsel acceptable to the Administrative Agent in good faith, or favorable title insurance policies from insurers acceptable to the Administrative Agent in good faith with respect to any Collateral Property as to which the Administrative Agent in good faith believes that the record ownership of such Collateral Property, or the status of Liens securing Obligations, is in question, and (A) stating that each Borrower has good and marketable title to such properties and interest, free and clear of all Liens, except for (1) Liens permitted pursuant to Section 7.2.3, (2) immaterial Liens, defects and encumbrances that do not in the aggregate materially interfere with the Obligor's title in or use of the Collateral Property or materially decrease the value of such Collateral Property and (3) other Liens, defects and encumbrances as are acceptable to the Administrative Agent; (B) confirming that such properties and interest are subject to Security Documents securing Obligations that constitute and create legal, valid and duly perfected first priority deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in such properties and interests and the proceeds thereof except for Liens permitted pursuant to Section 7.2.3; and (C) covering such other matters as the Administrative Agent may request in good faith.

        SECTION 7.1.8.    Perfection and Protection of Security Interests and Liens.    Each Obligor (a) will from time to time deliver or cause to be delivered to the Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed (and executed and acknowledged when required) by the relevant Obligor or any of its Subsidiaries, as the case may be, in form and substance satisfactory to the Administrative Agent, which the Administrative Agent reasonably requests for the purpose of perfecting, confirming or protecting any Liens or other rights in Collateral Property; and (b) hereby authorizes the Administrative Agent to execute and file or record, on behalf of such Obligor, any financing statements, continuation statements, extension agreements and other documents that the Administrative Agent deems necessary or advisable to perfect, confirm or protect any Liens or other rights in Collateral Property in favor or the Administrative Agent for the benefit of the Lender Parties.

        SECTION 7.1.9.    Commercial Finance Exam.    CPG shall cooperate with the Administrative Agent to cause, by no later than the 180th following the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), a commercial finance exam of the Borrowers to be performed by a firm reasonably acceptable to the Administrative Agent at the expense of the Borrowers.

        SECTION 7.1.11.    Casualty and Condemnation.    CPG (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral Property or the commencement of any action or proceeding for the taking of any Collateral Property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding; and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the other Loan Documents.

        SECTION 7.1.12.    Undertakings in Respect of Additional Subsidiaries.    If any additional Subsidiary (other than an Unrestricted Subsidiary) of CPG or any of its Subsidiaries is formed or acquired after the Effective Date, or if any Subsidiary ceases to be an Unrestricted Subsidiary, the Borrowers will notify the Administrative Agent and the Lenders thereof and (a) the Borrowers and such Obligor will cause such Subsidiary (if such Subsidiary is wholly-owned or, if such Subsidiary is not wholly-owned by such Obligor, to the extent of its control over such Subsidiary) to (i) execute a Security Agreement and a Mortgage within twenty (20) Business Days (or such time frame as is acceptable to the Administrative Agent) after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's personal and real property to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (ii) execute and deliver, within twenty (20) Business Days (or such time frame as is acceptable to the Administrative Agent), a Guaranty in favor of the Lender Parties guaranteeing the Obligations of all Obligors; and (b) if and to the extent that any equity interests in or Indebtedness of such Subsidiary are owned by or on behalf of such Obligor, such Obligor will cause such equity interests owned by such Obligor and promissory notes evidencing such Indebtedness to be pledged pursuant to a Pledge Agreement within twenty (20) Business Days (or such time as is acceptable to the Administrative Agent) after such Subsidiary is formed or acquired.

        SECTION 7.1.13.    [Intentionally omitted.]

        SECTION 7.1.14.    Operator.    The Borrowers and their Subsidiaries shall either cause a Borrower to operate its Assets or engage the services of a reputable operator for its Assets experienced in operating gathering systems and acceptable to the Administrative Agent and the Required Lenders. Any such operating agreement entered into after the Effective Date, if, any, shall require the operator to operate as a prudent operator and in accordance with applicable Governmental Rule.

        SECTION 7.2.    Negative Covenants.    Each Borrower agrees with each Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full in cash and all Letters of Credit have expired or terminated, such Borrower will, and will cause its Subsidiaries to, perform the obligations set forth in this Section 7.2.

        SECTION 7.2.1.    Line of Business.    Neither CPG nor any of its Subsidiaries will engage in any material respect in any line of business, except those lines of business that such Obligor is presently and respectively engaged in as of the Effective Date.

        SECTION 7.2.2.    Indebtedness.    Neither CPG nor any of its Subsidiaries will create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a)   Indebtedness in respect of the Loans and other Obligations (including Indebtedness incurred under any Guaranty);

          (b)   until the date of the initial Borrowing, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

          (c)   Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (d)   Indebtedness of the Borrowers in an aggregate principal amount for all Borrowers not to exceed $500,000 at any time outstanding which is incurred by any Borrower or any of its Subsidiaries to a vendor of any assets to finance its acquisition of such assets;

          (e)   accounts payable of the Borrowers incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (f)    Indebtedness of the Borrowers in respect of Capitalized Lease Liabilities in an aggregate principal amount for all Borrowers not to exceed $100,000 at any time outstanding;

          (g)   [intentionally omitted];

          (h)   unsecured Indebtedness of the Borrowers, provided that (i) the Borrowers comply with Section 3.1(g) and (ii) such Indebtedness qualifies as Subordinated Debt;

          (i)    (i) unsecured Indebtedness of a Borrower or a Subsidiary (other than an Unrestricted Subsidiary) of such Borrower to another Borrower or a Subsidiary (other than an Unrestricted Subsidiary) of such Borrower, (ii) unsecured Indebtedness of a Subsidiary (other than an Unrestricted Subsidiary or any other Subsidiary that is not an Obligor) of Copano Holdings to Copano Holdings, and (iii) unsecured Indebtedness of Copano Holdings to a Subsidiary (other than an Unrestricted Subsidiary or any other Subsidiary that is not an Obligor), in each case provided that such Indebtedness is evidenced by a promissory note and pledged in favor of the Administrative Agent pursuant to a Pledge Agreement from the relevant Borrower or Subsidiary;

          (j)    Indebtedness of the Borrowers and their Subsidiaries in respect of Hedging Obligations in connection with Hedge Agreements entered into between (x) any Borrower or one of its Subsidiaries and (y) the Administrative Agent, the Issuer or any Person that is a Lender at the time of the execution of such agreement or arrangement or any Affiliate of such Person; provided, that such Hedging Obligations are in respect of interest rates which are entered into with the purpose and effect of fixing or capping interest rates on a principal amount of indebtedness of the Borrowers that is accruing interest at a variable rate; provided, further that (A) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of the Borrowers to be hedged by such contract; and (B) the Borrowers shall not establish or maintain any margin accounts with respect to such contracts; and (C) the underlying contracts are with the Administrative Agent, the Issuer or a Lender or with any other counterparty acceptable to the Administrative Agent and are in compliance with the Borrowers' risk management policies;

          (k)   [intentionally omitted]; and

          (l)    unsecured Indebtedness of the Borrowers in an aggregate amount not to exceed $500,000 in the aggregate for all Borrowers that is incurred in the ordinary course of business or in respect of customary operations of the Borrowers;

provided, however, that no Indebtedness otherwise permitted by clauses (d), (e), (f), (i) or (j) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

        SECTION 7.2.3.    Liens.    Neither CPG nor its Subsidiaries will create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except: (a) Liens securing payment of the Obligations and any Hedging Obligations owed to a Lender Party granted pursuant to any Loan Document; (b) Liens granted to secure payment of Indebtedness of the type permitted and described in clauses (d) and (f) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness; (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (f) judgment Liens in existence less than fifteen (15) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies which are not contesting coverage or liability for such judgment; (g) Liens with respect to Indebtedness permitted by Section 7.2.2(f); (h) easements, servitudes, rights-of-way, minor irregularities in title and other similar encumbrances or title defects which do not materially interfere with the occupation, use and enjoyment by any Borrower of its Assets in the ordinary course of business as presently conducted, or materially impair the value thereof for the purpose of such business; and (i) with respect to any Collateral Property, Liens expressly permitted on such Collateral Property pursuant to the Security Documents.

        SECTION 7.2.4.    Financial Condition.

          (a)   CPG and its Subsidiaries will not permit the CPG Ratio of Senior Debt to EBITDA at the end of any Fiscal Quarter after the Effective Date to be greater than 3.50 to 1.00.

          (b)   CPG and its Subsidiaries will not permit the Interest Coverage Ratio to be less than 3.50 to 1.00 at the end of any Fiscal Quarter after the Effective Date.

          (c)   CPG and its Subsidiaries will not permit the Working Capital of CPG and its consolidated Subsidiaries to be equal to or less than zero at any time.

          (d)   CPG and its Subsidiaries will not permit the CPG Ratio of Total Debt to EBITDA at the end of any Fiscal Quarter after the Effective Date to be greater than 4.50 to 1.00.

        SECTION 7.2.5.    Investments.    Neither CPG nor any of its Subsidiaries will make, incur, assume or suffer to exist any Investment in any other Person, except: (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule; (b) Cash Equivalent Investments; (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2; (d) in the ordinary course of business, Investments by any Borrower in any Subsidiary (other than an Unrestricted Subsidiary) of any Borrower, or by any such Subsidiary (other than an Unrestricted Subsidiary) in any Borrower by way of loans or advances, provided that such loans or advances are evidenced by an intercompany promissory note substantially in the form of Exhibit A to Exhibit G (Form of Pledge Agreement) hereto, which intercompany promissory note is subordinated in right of payment to the payment in full of all of the Obligations and has been pledged to the Administrative Agent, and all actions necessary or desirable (as determined by the Administrative Agent) to perfect the first and prior security interest of the Administrative Agent in such intercompany promissory note have been taken; (e) accounts receivable arising in the ordinary course of business or notes or other obligations or property received in settlement thereof; (f) other Investments in an aggregate outstanding amount at any one time not to exceed $1,000,000; (g) Investments in Subsidiaries, provided that the Obligors are in compliance with Section 7.1.12; and (h) Investments permitted pursuant to Section 7.2.5; provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by clause (d), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

        SECTION 7.2.6.    Restricted Payments, etc.

          (a)   On and at all times after the Effective Date, CPG will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any units of its membership interests (now or hereafter outstanding) or on any warrants, options or other rights with respect to any units of its membership interests or other equity interests, now or hereafter outstanding (other than dividends or distributions payable in its membership interests or warrants to purchase its membership interests or splitups or reclassifications of its membership interests into additional or other units of its membership interests) or apply or permit any Subsidiary to apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any units of CPG's membership interests (now or hereafter outstanding), or warrants, options or other rights with respect to any units of CPG's membership interests (now or hereafter outstanding), provided however that (i) Tax Distributions are permitted; (ii) none of the Borrowers and none of their Subsidiaries will (A) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, as the case may be, or which would violate the subordination provisions of such Subordinated Debt, as the case may be, (B) redeem, purchase or defease any Subordinated Debt; and (iii) none of the Borrowers and none of their Subsidiaries will make any deposit for any of the foregoing purposes.

          (b)   (i) The Administrative Agent and the other Lender Parties hereby for all purposes consent to the transfer by Copano General Partners, Inc., of its equity interest in Copano/Webb-Duval Pipeline, Inc, a Delaware corporation ("Webb-Duval"), to Copano Holdings; to the end that, immediately after giving effect to such transfer, all equity interests in Webb-Duval, shall be held, directly by Copano Holdings, free and clear of any Liens or encumbrances in favor of the Administrative Agent or the Lender Parties created by the Security Documents. Each of the Lender Parties further waives any Default under the Existing Credit Agreement or any Default hereunder, in each case that may result from the transactions set forth in this Section 7.2.6(b)(i).

            (ii)   The Administrative Agent and the other Lender Parties hereby release Webb-Duval from all obligations or liabilities under its Guaranty previously executed by Webb-

    Duval under the Existing Credit Agreement. The Administrative Agent and the other Lender Parties hereby release and terminate all Liens, security interests, pledges, claims or encumbrances held by it or for its benefit in any ownership interests or other securities of Webb-Duval (whether in the form of shares of stock or otherwise) and any assets of Webb-Duval, whether under any Pledge Agreement in respect of ownership interests in, or securities of, Webb-Duval, or any Security Agreement or Mortgage relating to any assets of any Webb-Duval or any other Security Document (as defined in the Existing Credit Agreement). The Administrative Agent and the Lender Parties will, at the Borrowers' cost and expense, take all such further actions as any Borrower may reasonably request to cancel and terminate all such Security Documents, and terminate any financing statements, mortgages, deeds of trust or other security documents or instruments executed in connection therewith that relate to Webb-Duval or its assets, and will take all such further actions as may reasonably be requested by any Borrower to evidence or give effect to the release and termination of such liabilities and Obligations.

            (iii)  Webb-Duval shall hereafter cease to be obligated in any manner pursuant to the Existing Credit Agreement and all Security Documents (as defined in the Existing Credit Agreement) to which it is a party, and shall cease to be a Subsidiary of Copano General Partners, Inc., or a "Guarantor" hereunder; or a "Pledgor" under any Pledge Agreement; or a "Grantor" under any Security Agreement delivered prior to the date hereof.

            (iv)  The Administrative Agent and the other Lender Parties hereby release and terminate all Liens, security interests, pledges, claims or encumbrances granted by Copano Holdings pursuant to the Security Agreement executed and delivered by Copano Holdings under the Existing Credit Agreement. The Administrative Agent and the Lender Parties will, at the Borrowers' cost and expense, take all such further actions as any Borrower may reasonably request to cancel and terminate such Security Agreement, and terminate any financing statements executed in connection therewith that relate to such Security Agreement, and will take all such further actions as may reasonably be requested by Copano Holdings to evidence or give effect to the release and termination of such Security Agreement. Copano Holdings shall hereafter cease to be a "Grantor" under any Security Agreement delivered prior to the date hereof.

        SECTION 7.2.7.    [Intentionally omitted].

        SECTION 7.2.8.    Consolidation, Merger, etc.    Neither CPG nor any of its Subsidiaries will liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any Borrower or any other Subsidiary (other than an Unrestricted Subsidiary), and the assets or stock or equity interests of any Subsidiary may be purchased or otherwise acquired by any Borrower or any other Subsidiary (other than an Unrestricted Subsidiary); and (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving Person (and if with CPG, CPG is the surviving Person), (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (other than an Unrestricted Subsidiary) and (if any party to such merger is an Obligor) is an Obligor (and if with CPG, CPG is the surviving Person), (iii) any Borrower may merge into another Borrower (and if with CPG, CPG is the surviving Person), or (iv) any Subsidiary of a Borrower (other than a Subsidiary that is an Obligor) may liquidate or dissolve if

CPG determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders.

        SECTION 7.2.9.    Asset Dispositions, etc.

          (a)   Neither CPG will, nor will permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights, with respect to, all or substantially all of its Assets in any one transaction or in any series of transactions, whether or not related.

          (b)   Neither CPG will, nor will permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights (each a "Transfer") to any Person (i) all or any substantial part of its Assets (including accounts receivable and capital stock of any Obligor or any of its Subsidiaries) to any Person, or (ii) any Asset constituting Collateral Property under any of the Security Documents, unless (A) with respect to Transfers relating to sales of inventory or used or surplus equipment, such Transfer is in the ordinary course of business or otherwise specifically permitted by the Security Documents; and (B) (1) the Assets relating to such Transfers (other than sales of inventory or used or surplus equipment in the ordinary course of business) do not have an aggregate sales price in excess of $2,000,000 during any Fiscal Year, (2) the Borrowers shall comply with Section 3.1(e), and (3) such Transfer is for cash having a value at least equal to the fair market value of such Assets and is in the ordinary course of business; provided, that Copano General Partners, Inc. may distribute 100% of the common stock of Copano/Webb-Duval, Inc. to Copano Holdings in accordance with Section 7.2.6(b).

        SECTION 7.2.10.    Modification of Certain Agreements.    None of CPG nor any of its Subsidiaries will agree or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to (a) any Acquisition Document; (b)  any Organic Document of any Obligor or any of its Subsidiaries; (c) that certain Gas Processing Agreement dated as of August 14, 2001, between Copano Processing, as processor, and Copano Holdings and Copano Pipelines/Hebbronville, L.P., as amended, (d) the Kinder Morgan Gas Processing Agreement; or (e) any document or instrument evidencing or applicable to any Subordinated Debt, in each case other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption or which would not have an adverse impact on the interests of the Lender Parties.

        SECTION 7.2.11.    Transactions with Affiliates.    Unless otherwise permitted pursuant to the Loan Documents, none of CPG nor any of its Subsidiaries will, or will permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Obligor or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Obligor or such Subsidiary with a Person which is not one of its Affiliates.

        SECTION 7.2.12.    Negative Pledges, Restrictive Agreements, etc.    Neither CPG will, nor will permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement,

any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section 7.2.2 as in effect on the Effective Date and, with respect to clause (a) below, by clauses (d) and (f) of Section 7.2.2 solely as to the assets financed with the proceeds of such Indebtedness) prohibiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired; or (b) the ability of any Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or (c) the ability of any Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to any Borrower.

        SECTION 7.2.13.    Limitations on Capital Expenditures.    The Borrowers will not, and will not permit their Subsidiaries to, use the proceeds of any Loans to make or commit to make Capital Expenditures in any Fiscal Year in excess of 10% of the Total Commitment Amount in respect of Capital Expenditures relating to acquisitions or construction (other than acquisitions or construction of natural gas pipelines and gathering systems located in Texas, including compression, metering, dehydrating and similar equipment); provided that the Borrowers may make Capital Expenditures as are required by any Governmental Rule (including Environmental Laws).

        SECTION 7.2.14.    Limitations on Subsidiaries.    Borrower nor any of its Subsidiaries shall at any time create or acquire any Subsidiary unless such Obligor has caused such Subsidiary to comply with the requirements of Section 7.1.12; provided, however, that no Obligor shall at any time create or acquire any Subsidiary organized under a law other than the law of the United States or any other State thereof.

        SECTION 7.2.15.    Equity Placements and Debt Placements.    The Borrower and their Subsidiaries shall not make any Equity Placements or Debt Placements unless (a) such Equity Placements and Debt Placements are not in violation of the terms and condition of this Agreement and the other Loan Documents; and (b) the Administrative Agent shall have, contemporaneously with the closing of such Equity Placements and Debt Placements, received copies of the Equity Placement Documents and Debt Placement Documents related thereto, certified by an Authorized Officer of the relevant Obligor (i) to be a true, correct and complete copy of such document; and (ii) not to have been amended or rescinded from the form so certified and to be in full force and effect; provided, however, that following such Equity Placements or Debt Placements, the Borrowers shall comply with the prepayment requirements of Section 3.1.

        SECTION 7.2.16.    Accounting Changes.    The Borrowers shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of the Borrowers.

        SECTION 7.2.17.    Change of Management.    The Borrowers shall not permit any Change of Management. For purposes of this Section 7.2.17, "Change of Management" shall mean that John R. Eckel, Jr. ceases to be the chief executive officer of the Borrowers and a successor reasonably acceptable to the Administrative Agent and the Required Lenders is not appointed within one hundred eighty (180) days thereafter.

        SECTION 7.2.18.    Risk Management Policies.    The Borrowers will not materially change their risk management policies from the risk management policies attached hereto as Exhibit K without the prior written consent of the Required Lenders. Each of the Borrowers agrees that upon request by the Administrative Agent, from time to time, the Borrowers and the Administrative Agent will review and evaluate the Borrowers' risk management policies.

ARTICLE VIII

EVENTS OF DEFAULT

        SECTION 8.1.    Listing of Events of Default.    Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

        SECTION 8.1.1.    Non-Payment of Obligations.    (a) Any Borrower shall default in the payment or prepayment when due of any principal or interest on any Loan or of any reimbursement obligations under Section 2.7.1; or (b) any Borrower or any Obligor shall default in the payment, for more than five (5) days after such payment becomes due, of any commitment fee or of any other Obligation under Section 3.1 or 3.3; or (c) any Borrower or any Obligor shall default in the payment, for more than ten (10) days after such payment becomes due, of any other Obligation.

        SECTION 8.1.2.    Breach of Representation or Warranty.    Any representation or warranty of any Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower or any other Obligor to the Administrative Agent, the Arranger, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect, and such default, if capable of being cured, shall remain unremedied for a period of thirty (30) days following notice to CPG by the Administrative Agent, the Issuer or any Lender.

        SECTION 8.1.3.    Non-Performance of Certain Covenants and Obligations.    Any Borrower shall default in the due performance and observance of any of its obligations under Section 3.1(b) through (h), 7.2.1, 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6, 7.2.8, 7.2.9, 7.2.10, 7.2.12, 7.2.14 or 7.2.15.

        SECTION 8.1.4.    Non-Performance of Other Covenants and Obligations.    Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it (other than those specified in Sections 8.1.1 or 8.1.3), and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrowers by the Administrative Agent, the Issuer or any Lender.

        SECTION 8.1.5.    Default on Other Indebtedness.    A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Obligor having a principal amount, individually or in the aggregate, in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

        SECTION 8.1.6.    Judgments.    Any judgment or order for the payment of money in excess of $500,000 shall be rendered against any Obligor and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        SECTION 8.1.7.    Pension Plans.    Any of the following events shall occur with respect to any Pension Plan: (a) the institution of any steps by any Obligor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, any Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $350,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

        SECTION 8.1.8.    Change in Control.    Any Change in Control shall occur; provided that a Change in Control resulting from an Equity Placement shall not constitute an Event of Default if the proceeds of such Equity Placement are applied in accordance with Section 3.1 and such Equity Placement is in compliance with Section 7.2.15.

        SECTION 8.1.9.    Bankruptcy, Insolvency, etc.    Any Obligor shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that each Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by such Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that each Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any action authorizing, or in furtherance of, any of the foregoing.

        SECTION 8.1.10.    Impairment of Security, etc.    Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease in any material respect to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any "Event of Default" as defined in any Security Document shall occur; any Borrower or any of its Subsidiaries, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document; provided, that such foregoing event shall not constitute an Event of Default unless such foregoing event could reasonably be expected to (a) materially impair the title to or value of the Collateral Property secured by such Loan Document; (b) otherwise materially impair the Lender Parties' Lien to such Collateral Property; or (c) have a Material Adverse Effect.

        SECTION 8.1.11.    Guarantor Defaults.    Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty executed by such Guarantor; or any Guaranty is for any reason (other than satisfaction in full of all Obligations and the termination of the Commitments) partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect in any material respect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

        SECTION 8.1.12.    Governmental Approvals.    Any Governmental Approval shall be rescinded, canceled, amended, modified or supplemented, or shall cease to be in full force and effect and is not replaced within sixty (60) days, and such rescission, cancellation, amendment, modification, supplement or cessation would reasonably be expected to have a Material Adverse Effect.

        SECTION 8.2.    Action if Bankruptcy.    If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to any Borrower or any Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 8.3.    Action if Other Event of Default.    If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may or, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or all or any of the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate.

        SECTION 8.4.    Application of Payments.    All monies received by the Administrative Agent or any of the Lenders from the exercise of any rights and remedies (including the exercise of any rights and remedies following the acceleration of the Obligations pursuant to Section 8.2 or 8.3 or following the total or partial liquidation or dissolution of any Borrower) shall, unless expressly provided for otherwise herein or in the Loan Documents, be applied as follows:

          (a)   first, to the payment of all reasonable expenses (to the extent not paid by the Borrowers) actually incurred by the Agents, the Issuer or the Arranger in connection with the exercise of such rights and remedies, including all out-of-pocket costs and expenses of collection, reasonable attorney's fees and professional fees and court costs, all costs incurred by any of them directly in carrying out the terms, covenants and agreements contained in any Loan Document, together with interest thereon as provided therein, and all other costs described in Section 10.3;

          (b)   second, to the payment of any outstanding fees due hereunder;

          (c)   third, to the payment of interest accrued on the Loans, ratably to each Lender in accordance with its Percentage;

          (d)   fourth, to (i) the payment of principal on the Loans of the Lenders, (ii) the payment or depositing of Cash Collateral with respect to the Letter of Credit Liabilities of the Borrowers, in each case ratably to each Lender and/or the Issuer and (iii) the payment of the Borrowers' Hedging Obligations, if any, owing to the Lenders or their Affiliates, in each case ratably to each Lender and Affiliate;

          (e)   fifth, to the payment of all other Obligations, ratably in the proportion which such other Obligations owed to any Lender Party bears to all such other Obligations;

          (f)    sixth, unless a court of competent jurisdiction decrees otherwise, to CPG for the benefit of the Borrowers.

ARTICLE IX

THE AGENTS AND THE ISSUER

        SECTION 9.1.    Actions.    Each Lender hereby appoints Fleet as its Administrative Agent, and U.S. Bank National Association, as its Syndication Agent, and Bank of Scotland, as its Senior Managing Agent, under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes such Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which the Administrative Agent (but not the other Agents) agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent and the Issuer, pro rata according to such Lender's Percentage, whether or not related to any singular, joint or concurrent negligence of such Agent and the Issuer, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent or the Issuer in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent or the Issuer, as the case may be, is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. NOTWITHSTANDING THE FOREGOING, IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH AGENT AND THE ISSUER BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. Neither the Agents nor the Issuer shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent or the Issuer shall be or become inadequate, in such Agent's or the Issuer's determination, as the case may be, such Agent or the Issuer may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Agents nor the Issuer shall have any duties or responsibilities, except as expressly set forth herein, nor shall any Agent and the Issuer have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Issuer.

        SECTION 9.2.    Funding Reliance, etc.    Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and such Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

        SECTION 9.3.    Exculpation.    Neither the Agents nor the Issuer nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. Each of the Agents and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent or the Issuer believes to be genuine and to have been presented by a proper Person.

        SECTION 9.4.    Successor.    The Administrative Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement arising from and after the effective date of such retirement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

        SECTION 9.5.    Extensions of Credit by the Agents, the Arranger and the Issuer.    Each of the Agents, the Arranger and the Issuer shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates; and (b) the Notes held by it or any of its Affiliates or any interest in any Letter of Credit issued by it as any other Lender and may exercise the same as if it were not an Agent, the Arranger or the Issuer, as the case may be. Each of the Agents, the Arranger and the Issuer and their respective Affiliates may accept deposits from, lend money to, enter into Hedge Agreements with, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if it were not an Agent, the Arranger or the Issuer hereunder, as the case may be.

        SECTION 9.6.    Credit Decisions.    Each Lender acknowledges that it has, independently of the Agents, the Arranger, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Arranger, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

        SECTION 9.7.    Copies, etc.    The Administrative Agent shall give prompt notice to the other Agents, the Issuer and each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Issuer or the Lenders by such Borrower). The Administrative Agent will distribute to the other Agents, the Issuer and each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders and the Issuer and the other Agents by the Administrative Agent in accordance with the terms of this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

        SECTION 10.1.    Waivers, Amendments, etc.    The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; (b) (i) modify this Section 10.1, (ii) change the definition of "Required Lenders", (iii) increase any Commitment Amount or the Percentage of any Lender, (iv) reduce any fees described in Article III, (v) release all or any substantial part of the Collateral Property, except as otherwise specifically provided in any Loan Document, (vi) release any Guarantor or terminate any Guaranty, or (vii) extend any Commitment Termination Date or the Stated Maturity Date, in each case shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or any other Obligation (or reduce the principal amount of or rate of interest on any Loan) or reduce the amount of any fee, shall be made without the consent of the holder of that Note evidencing such Loan; (d) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent or of the Issuer qua the Issuer (including any charge with respect to the obligations of any Borrower or the Lender with respect to the Letter of Credit Liabilities) or of any Syndication Agent or Senior Managing Agent qua such Syndication Agent or Senior Managing Agent, respectively, shall be made without consent of the Administrative Agent, the Issuer, or the relevant Agent, respectively; or (e) modify Section 10.3 or 10.4 without the consent of the Issuer, the Administrative Agent, the other Agents (to the extent that it is adversely affected), the Arranger (to the extent that it is adversely affected) and each Lender. No failure or delay on the part of any Agent, any Lender or the Issuer in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the Issuer under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 10.2.    Notices.    All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule V hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        SECTION 10.3.    Payment of Costs and Expenses.    The Borrowers agree jointly and severally to pay on demand all reasonable expenses of the Administrative Agent, the Syndication Agent and Senior Managing Agent, the Issuer and the Arranger (including the reasonable fees, disbursements and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent, and of local counsel, if any, who may be retained by said counsel) in connection with (a) the due diligence, negotiation, preparation, execution, delivery, administration (including the maintenance of the Copano Accounts, if any) and syndication of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; (b) the filing, recording, refiling or rerecording of the Mortgages, the Security Agreements, the Pledge Agreements and/or the other Security Documents (including any Uniform Commercial Code financing statements relating thereto) and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Pledge Agreements, the Security Agreements and/or other Security Documents; and (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document. Each Lender agrees to reimburse the Administrative Agent and the Issuer on demand for such Lender's pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrowers. The Borrowers further agree jointly and severally to pay, and to save the Administrative Agent, the Syndication Agent, the Senior Managing Agent, the Arranger, the Issuer and the Lenders harmless from all liability for, any stamp, court or documentary taxes or any other excise or property taxes or other taxes, charges or similar levies which may be payable in connection with the execution, delivery, performance, enforcement or registration of this Agreement, the other Loan Documents, the Borrowings hereunder, or the issuance of the Notes.

The Borrowers also agree jointly and severally to reimburse the Administrative Agent, the Syndication Agent, the Senior Managing Agent, the Issuer, the Arranger and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent, the Syndication Agent, the Senior Managing Agent, the Issuer, the Arranger or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations or of the provisions of the Loan Documents.

        SECTION 10.4.    Indemnification.    In consideration of the execution and delivery of this Agreement and the other Loan Documents by the Lenders, the Administrative Agent, the Syndication Agent, the Senior Managing Agent and the Issuer, and the extension of the Commitments and the making of the Loans and issuance and/or participation in the Letters of Credit, and the arrangement of the facility represented by this Agreement by the Arranger, the Borrowers hereby jointly and severally indemnify, exonerate and hold the Administrative Agent, the Syndication Agent, the Senior Managing Agent, the Issuer, the Arranger and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Borrowing or any Letter of Credit; (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing or any draw under a Letter of Credit) and the extension of the Commitments and the making of the Loans and issuance, maintenance and/or participation in the Letters of Credit thereunder; (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries or any other Obligor of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, the Issuer, the Arranger or such Lender is party thereto; (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of its Subsidiaries or any other Obligor of any Hazardous Material; (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary or any other Obligor thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law); or (f) any misrepresentation or inaccuracy or breach of Section 6.12 without giving effect to any knowledge qualification therein contained, regardless of whether caused by, or within the control of, any Borrower or such Subsidiary or Obligor; in each case except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR

CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree jointly and severally to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 10.5.    Survival.    The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

        SECTION 10.6.    Severability.    Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 10.7.    Headings.    The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 10.8.    Execution in Counterparts, Effectiveness, etc.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrowers and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrowers and each Lender.

        SECTION 10.9.    Governing Law; Entire Agreement.    THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 10.10.    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuer and all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

        SECTION 10.11.    Sale and Transfer of Loans and Notes; Participations in Loans and Notes.    Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

        SECTION 10.11.1.    Assignments.    Any Lender, (a) with the written consents of CPG and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of CPG, shall be deemed to have been given (i) in the absence of a written notice delivered by CPG to the Administrative Agent, on or before the fifth Business Day after receipt by CPG of such Lender's request for consent, stating, in reasonable detail, the reasons why CPG proposes to withhold such consent or (ii) if an Event of Default shall have occurred and be continuing) may at any time assign and delegate to one or more commercial banks or other financial institutions; and (b) with notice to CPG (but without the consent of CPG) and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount equal to the lesser of $2,500,000 or the remainder of such assigning Lender's Commitment; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that each Borrower, each other Obligor and the Administrative Agent and the Issuer shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers and the Administrative Agent by such Lender and such Assignee Lender; (ii) such Assignee Lender shall have executed and delivered to the Borrowers, the Issuer and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and (iii) the processing fees described below shall have been paid.

        From and after the date that each of the Administrative Agent and (if applicable) CPG accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents in respect of all matters arising after such Lender's Assignment Agreement is so accepted. Within five (5) Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement and a copy of such Lender Assignment Agreement, each Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and

Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Such Notes shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to such Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Except during the case of an assignment pursuant to Section 4.12, such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, it being understood that no Borrower shall be obligated to reimburse such assignor Lender or Assignee Lender for such processing fee. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. The foregoing provisions shall not apply to, or restrict, or require the consent of or notice of any Person to effectuate the pledge or assignment by any Lender of its rights under this Agreement and its Notes and the other Loan Documents (i) after and during the continuance of an Event of Default, or (ii) to any Federal Reserve Bank (it being understood, for sake of clarity, that any Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents to any of the Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and that no such pledge or assignment or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents).

        Notwithstanding anything herein to the contrary, until ninety (90) days after the Effective Date, no Lender may make an assignment or delegation pursuant to clause (a) of this Section 10.11.1 without the consent of Fleet.

        SECTION 10.11.2.    Participations.    Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in all or any part of the Loans, its participation in Letters of Credit, its Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document; (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations; (c) each Borrower and each other Obligor and the Administrative Agent and the Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents; (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and (e) no Borrower shall be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay thereunder and no participating interest been sold. Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender; provided that any amounts paid by such Borrower pursuant to such foregoing sections to any such Participant shall not exceed such amounts that such

Borrower would have been required to pay had there been no such participation of the Commitments.

        SECTION 10.12.    Exiting Lenders; Assignment and Reallocation of Existing Loans, Etc.    Each of Union Bank of California, N.A., Comerica Bank, Fortis Capital Corp. and Guaranty Bank, as "Lenders" under the Existing Credit Agreement (collectively, the "Exiting Lenders"), hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate Commitments under, and Loans outstanding under, the Existing Credit Agreement such that, after giving effect to this Agreement (a) each of the Exiting Lenders shall cease to become a "Lender" under the Existing Credit Agreement and the "Loan Documents" as defined therein and shall relinquish its rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance or event or condition arising prior to the date hereof) and be released from its obligations under the Existing Credit Agreement and the other "Loan Documents" as defined therein, and (b) the Percentage of each Lender to this Agreement, the Loans of each Lender, and the portion of the Commitment Amount of each Lender, shall be as set forth on Schedule II hereto. The foregoing assignments, transfers and conveyances are without recourse to the Existing Lenders and without any warranties whatsoever by the Agents, the Issuer or any Exiting Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Exiting Lenders and the assignee Lenders shall make all appropriate adjustments in payments under the Existing Credit Agreement, the "Notes" and the other "Loan Documents" thereunder for periods prior to the adjustment date among themselves.

        SECTION 10.13.    Other Transactions.    Nothing contained herein shall preclude the Administrative Agent, the Issuer, the Arranger or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 10.14.    Joint and Several Obligations.    It is understood by the parties hereto, and the Borrowers hereby acknowledge and affirm, that all of the Obligations of the Borrowers hereunder and under the other Loan Documents (including all Loans and all of the obligations of the Borrowers under and in connection with each of the Letters of Credit and each of the applications therefor made by any Borrower to the Issuer, and all of the obligations of the Borrowers under the Notes) shall be joint and several.

        SECTION 10.15.    Automatic Debits.    With respect to any commitment fee or letter of credit fee or other Obligation due and payable to the Agents, the Issuer, the Lenders or the Arranger under the Loan Documents that is not paid when due (taking into account permitted grace periods, if any) by the Borrowers in accordance with this Agreement and the other Loan Documents, each of the Borrowers hereby irrevocably authorizes the Administrative Agent to debit the Copano Accounts and any other deposit accounts of such Borrower with Fleet in an amount such that the aggregate amount debited from the Copano Accounts and all such deposit accounts does not exceed such fee or Obligation. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Fleet's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        SECTION 10.16.    Charges to Copano Accounts.    To the extent a Copano Account has been established pursuant to any Security Agreement, the Administrative Agent is hereby authorized to (a) charge the any Copano Account for all returned checks, service charges, and other customary fees and charges associated with such Copano Account; (b) follow its usual procedures in the event any Copano Account or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process; and (c) transfer, in accordance with the Loan Documents, any collected and available balances in any Copano Account each by wire transfer to any other Copano Account maintained with the Administrative Agent. Funds are not available if, in the reasonable determination of the Administrative Agent, they are subject to a hold, dispute or legal process preventing their withdrawal. If the balances in the Copano Accounts are not sufficient to pay the Administrative Agent for any returned check, draft or order for the payment of money, or to compensate the Administrative Agent for any charges or fees due the Administrative Agent with respect to the Copano Accounts, then the Borrowers jointly and severally agree to pay on demand the amount due the Administrative Agent. Each Borrower agrees that it cannot, and will not, (i) withdraw any monies from any Copano Account except in accordance with the Loan Documents until such time as the Administrative Agent and the other Lender Parties no longer claim any interest in such Copano Accounts and (ii) permit any Copano Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than the Administrative Agent's security interest or as otherwise permitted under this Agreement.

        SECTION 10.17.    Collateral Matters; Hedge Agreements.    The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to any counterparty to any Hedge Agreements on a pro rata basis (subject to Section 8.4 hereof) in respect of any obligations of the Borrowers which arise under any Hedge Agreement, provided that such counterparty is a Lender or an Affiliate of a Lender at the time such counterparty entered into such Hedge Agreement.

        SECTION 10.18.    Arranger; Syndication Agent; Senior Managing Agent.    None of the Persons identified in this Agreement as the "Arranger" or the "Syndication Agent" or the "Senior Managing Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than (a) except in the case of the Arranger, those applicable to all Lenders as such or (b) as expressly provided for herein or therein. Without limiting the foregoing, none of the Arranger, and the Syndication Agent or the Senior Managing Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, or the Syndication Agent or the Senior Managing Agent in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

        SECTION 10.19.    Instructions from Borrowers.    Notwithstanding anything herein to the contrary, (a) all Borrowing Requests and Conversion/Continuation Notices shall be signed by all of the Borrowers; and (b) in the event that any Lender Party receives conflicting requests, instructions, certificates or directions made pursuant to the Loan Documents from more than one

Borrower (including requests or instructions requesting or relating to the making of any Loans or the issuance of any Letters of Credit), such Lender Party shall be entitled to rely upon the requests, instructions, certificates and directions provided by CPG or, in the absence of such requests, instructions, certificates or directions from CPG, such Lender Party shall be entitled to rely upon the requests, instructions, certificates and directions from a Borrower of its choosing. Each of the Borrowers agrees that Loans made hereunder shall be made to CPG or the Person designated by CPG for the account of the Borrowers, and that Letters of Credit issued hereunder for the account of the Borrowers shall be delivered to CPG or a Person designated by CPG.

        SECTION 10.20.    Security Documents.    Each Lender Party acknowledges and agrees that the Administrative Agent has entered into the Security Documents on behalf of itself and the Lender, and the Lender Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to the Administrative Agent thereunder. All rights, powers and remedies available to the Administrative Agent and the Lender Parties with respect to the Collateral Property, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of such Security Documents, the terms and provisions of such Security Documents shall govern and control except that this Agreement shall govern and control the rights, powers, duties, immunities and indemnities of the Administrative Agent.

        SECTION 10.21.    Confidentiality.    Each Lender, each Agent and the Issuer shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide proposed or actual transferee, participant or assignee or as required or requested by any Governmental Agency or representative thereof or pursuant to legal process; provided, however, that (a) unless specifically prohibited by applicable law or court order, each Lender shall notify CPG of any request by any Governmental Agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Agency) for disclosure of any such non-public information prior to disclosure of such information; (b) prior to any such disclosure pursuant to this Section 10.21, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information (i) to agree in writing to be bound by this Section 10.21 and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.19; and (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Borrower or any Subsidiary of any Borrower.

        SECTION 10.22.    Joint and Several Liability.

          (a)   Notwithstanding anything to the contrary contained herein, all Obligations of each Borrower hereunder shall be joint and several obligations of the Borrowers.

          (b)   Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Obligations of the Borrowers and the liens and security interests granted by the Borrowers to secure the Obligations, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, the Agents, Issuer, Lenders and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

          (c)   Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that none of the Agents, Issuer and Lenders shall have any duty to advise such Borrower of information known to any of them regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If any Agent, Issuer or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, such Person shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

        SECTION 10.23.    Forum Selection and Consent to Jurisdiction.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY RELATED COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE ARRANGER, THE LENDERS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH

SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT SUCH BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        SECTION 10.24.    Waiver of Jury Trial.    THE ADMINISTRATIVE AGENT, THE ISSUER, THE ARRANGER, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY RELATED COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE ARRANGER, THE LENDERS OR THE BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

        SECTION 10.25.    No Oral Agreements.    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COPANO PIPELINES GROUP, L.L.C., as a Borrower
By	/s/ CRAIG E. BADYNA
Name:	Craig E. Badyna
Title:	Vice President and Assistant Treasurer
COPANO FIELD SERVICES/COPANO BAY, L.P., as a Borrower
By:	Copano Field Services, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO FIELD SERVICES/AGUA DULCE, L.P., as a Borrower
By:	Copano Field Services, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO FIELD SERVICES/SOUTH TEXAS, L.P., as a Borrower
By:	Copano Field Services, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board

COPANO FIELD SERVICES/UPPER GULF COAST, L.P., as a Borrower
By:	Copano Field Services, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO FIELD SERVICES/LIVE OAK, L.P., as a Borrower
By:	Copano Field Services, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P., as a Borrower
By:	Copano Field Services/Central Gulf Coast (Texas), L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO PIPELINES/SOUTH TEXAS, L.P., as a Borrower
By:	Copano Pipelines, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board

COPANO PIPELINES/UPPER GULF COAST, L.P., as a Borrower
By:	Copano Pipelines, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO PIPELINES/HEBBRONVILLE, L.P., as a Borrower
By:	Copano Pipelines, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board
COPANO ENERGY SERVICES/UPPER GULF COAST, L.P., as a Borrower
By:	Copano Energy Services, L.L.C., its General Partner
By	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	Chief Executive Officer and Chairman of the Board

FLEET NATIONAL BANK, as Administrative Agent and Issuer and as a Lender
By	/s/ MICHAEL J. BROCHETTI
Name:	Michael J. Brochetti
Title:	Director

FLEET SECURITIES, INC., as Arranger
By	/s/ JEFFREY BLOOMQUIST
Name:	Jeffrey Bloomquist
Title:	Vice President

BANK OF SCOTLAND, as Senior Managing Agent and as a Lender
By	/s/ JOSEPH FRATUS
Name:	Joseph Fratus
Title:	First Vice President

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and as a Lender
By	/s/ MONTE E. DECKERD
Name:	Monte E. Deckerd
Title:	Vice President

For purposes of Section 10.12 hereof:
UNION BANK OF CALIFORNIA, N.A., as Exiting Lender
By	/s/ DAMIEN MEIBURGER
Name:	Damien Meiburger
Title:	Senior Vice President

COMERICA BANK, as Exiting Lender
By	/s/ HUMA VADGAMA
Name:	Huma Vadgama
Title:	Assistant Vice President

FORTIS CAPITAL CORP., as Exiting Lender
By	/s/ CASEY LOWARY
Name:	Casey Lowary
Title:	Senior Vice President

GUARANTY BANK, as Exiting Lender
By	/s/ JIM R. HAMILTON
Name:	Jim R. Hamilton
Title:	Senior Vice President

SCHEDULE I

DISCLOSURE SCHEDULE

ITEM 6.7	Litigation.
	Description of Proceeding	Action or Claim Sought
None
ITEM 6.11	Employee Benefit Plans.
None
ITEM 6.12	Environmental Matters.
None
ITEM 6.16	Defaults.
None
ITEM 7.2.2(b)	Indebtedness to be Paid.
	Creditor	Outstanding Principal Amount
None
ITEM 7.2.2(c)	Ongoing Indebtedness.
	Creditor	Outstanding Principal Amount
	Fred E. Long	$991,000*
ITEM 7.2.5(a)	Ongoing Investments.

*
During May 1996, CFS Agua Dulce, a Subsidiary of CPG, purchased gathering pipelines and related assets and entered into a noncompetition and advisory agreement. Payments under the noncompetition and advisory agreement consisted of $400,000 in cash and $1,200,000 payable without interest, based upon future incremental gas deliveries to the system. At December 31, 2003, the Subsidiary owed $991,303 for the noncompetition and advisory fees. The balance, if any, will be payable in 2006 or upon certain dispositions of the system if sooner.

  Promissory Note dated February 13, 2004 in the original principal amount of $14,568,030 executed by Copano Holdings to the order of CPG.

  Promissory Note dated February 13, 2004 in the original principal amount of $5,781,384 executed by Copano Holdings to the order of Copano General Partners, Inc.

SCHEDULE II

LENDER PERCENTAGES AND COMMITMENTS

I.    LENDER PERCENTAGES

NAME OF LENDER	PERCENTAGE
Fleet National Bank	33.333333334%
U.S. Bank National Association	33.333333333%
Bank of Scotland	33.333333333%

Total:	100.0000000%

II.    LENDER COMMITMENTS

NAME OF LENDER	TOTAL COMMITMENT
Fleet National Bank	$25,000,000.00
U.S. Bank National Association	$25,000,000.00
Bank of Scotland	$25,000,000.00

Total	$75,000,000.00

SCHEDULE III

CONSENTS AND APPROVALS

        None.

SCHEDULE IV

ORGANIZATIONAL CHART

SCHEDULE V

NOTICE INFORMATION

NOTICES

A. OBLIGORS
COPANO PIPELINES GROUP, L.L.C.	1105 N. Market Street, Suite 940 P.O. Box 8985 Wilmington, Delaware 19899
	Telephone No.:	(302) 427-0525
	Telecopy No.:	(302) 651-8448
	Attention:	Ms. Susan Dubb Vice President
With a copy to:
2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO ENERGY SERVICES/UPPER GULF COAST, L.P.	c/o Copano Energy Services, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO FIELD SERVICES/AGUA DULCE, L.P.	c/o Copano Field Services, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration

COPANO FIELD SERVICES/ COPANO BAY, L.P.	c/o Copano Field Services, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P.	c/o Copano Field Services/Central Gulf Coast (Texas), L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO FIELD SERVICES/LIVE OAK, L.P.	c/o Copano Field Services, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.	c/o Copano Field Services, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration

COPANO FIELD SERVICES/UPPER GULF COAST, L.P.,	c/o Copano Field Services, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration

COPANO PIPELINES/HEBBRONVILLE, L.P.	c/o Copano Pipelines, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO PIPELINES/SOUTH TEXAS, L.P.	c/o Copano Pipelines, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO PIPELINES/UPPER GULF COAST, L.P.	c/o Copano Pipelines, L.L.C. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration

COPANO ENERGY HOLDINGS, L.L.C.	1105 N. Market Street, Suite 940 P.O. Box 8985 Wilmington, Delaware 19899
	Telephone No.:	(302) 427-0525
	Telecopy No.:	(302) 651-8448
	Attention:	Ms. Susan Dubb Vice President
With a copy to:
2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO ENERGY SERVICES, L.L.C.	2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO FIELD SERVICES, L.L.C.	2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO FIELD SERVICES/CENTRAL GULF COAST (TEXAS), L.L.C.	2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration

COPANO PIPELINES, L.L.C.	2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration
COPANO GENERAL PARTNERS, INC.	1105 N. Market Street, Suite 940 P.O. Box 8985 Wilmington, Delaware 19899
	Telephone No.:	(302) 427-0525
	Telecopy No.:	(302) 651-8448
	Attention:	Ms. Susan Dubb Vice President
With a copy to:
2727 Allen Parkway, Suite 1200 Houston, Texas 77019
	Telephone No.:	713-621-9547
	Telecopy No.:	713-621-9545
	Attention:	Matthew J. Assiff Senior Vice President Finance and Administration

B. LENDER PARTIES:
FLEET NATIONAL BANK	Domestic Office:
100 Federal Street Mail Stop: MA DE 10008A Boston, Massachusetts 02110
	Telephone No.:	617-434-3017
	Telecopy No.:	617-434-3652
	Attention:	Michael J. Brochetti
LIBOR Office:
100 Federal Street Mail Stop: MA DE 10008A Boston, Massachusetts 02110
	Telephone No.:	617-434-3017
	Telecopy No.:	617-434-3652
	Attention:	Michael J. Brochetti
With a copy to:
Fleet National Bank 700 Louisiana, Suite 2500 Houston, Texas 77002
	Telephone No.:	713-315-4210
	Telecopy No.:	713-224-1223
	Attention:	Mark Serice

BANK OF SCOTLAND	Domestic Office:
565 Fifth Avenue New York, New York 10017
	Telephone No.:	212-450-0875
	Telecopy No.:	212-479-2807
	Attention:	Shirley Vargas
LIBOR Office:
565 Fifth Avenue New York, New York 10017
	Telephone No.:	212-450-0875
	Telecopy No.:	212-479-2807
	Attention:	Shirley Vargas
U.S. BANK NATIONAL ASSOCIATION	Domestic Office:
918 Seventeenth Street Mail Stop: DN CO BB3E Denver, Colorado 80202
	Telephone No.:	303-585-4212
	Telecopy No.:	303-585-4362
	Attention:	Monte E. Deckerd
LIBOR Office:
918 Seventeenth Street Mail Stop: DN CO BB3E Denver, Colorado 80202
	Telephone No.:	303-585-4212
	Telecopy No.:	303-585-4362
	Attention:	Monte E. Deckerd

QuickLinks

  Exhibit 10.1
AMENDED AND RESTATED CREDIT AGREEMENT,
TABLE OF CONTENTS
AMENDED AND RESTATED CREDIT AGREEMENT
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
ARTICLE II THE COMMITMENTS, BORROWING PROCEDURES, NOTES AND LETTERS OF CREDIT
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
ARTICLE V CONDITIONS TO BORROWING
ARTICLE VI REPRESENTATIONS AND WARRANTIES
ARTICLE VII COVENANTS
ARTICLE VIII EVENTS OF DEFAULT
ARTICLE IX THE AGENTS AND THE ISSUER
ARTICLE X MISCELLANEOUS PROVISIONS
SCHEDULE I DISCLOSURE SCHEDULE
SCHEDULE II LENDER PERCENTAGES AND COMMITMENTS
SCHEDULE III CONSENTS AND APPROVALS
SCHEDULE IV ORGANIZATIONAL CHART
SCHEDULE V NOTICE INFORMATION
NOTICES